Exhibit 99.T3C
INDENTURE
Dated [[IssueDay]], 2010
Among
MIG LLC,
As Issuer
And
THE BANK OF NEW YORK, N.A.,
As Trustee and Collateral Agent
[[$—]]SENIOR SECURED CASH/PIK NOTES DUE 2016

TABLE OF RECONCILIATION TO TRUST INDENTURE ACT
     The following Sections of this Indenture relate to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939. This reconciliation shall not, for any purpose, be deemed to be a part of this Indenture.

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	Section 7.10
	(a)(2)	Section 7.10
	(a)(3)	Section 7.10
	(a)(4)	Not Applicable
	(a)(5)	Sections 7.08, 7.10
	(b)	Section 7.10
	(c)	Not Applicable
§ 311	(a)	Section 7.11
	(b)	Section 7.11
	(c)	Not Applicable
§ 312	(a)	Section 2.05
	(b)	Section 12.03
	(c)	Sections 12.02, 12.03
§ 313	(a)	Sections 7.06, 7.07
	(b)	Section 7.06
	(c)	Sections 7.06, 12.02
	(d)	Section 7.06
§ 314	(a)	Section 4.08
	(a)(4)	Section 4.06(a)
	(b)	Sections 10.02, 12.01
	(c)(1)	Section 12.04
	(c)(2)	Section 12.04
	(c)(3)	Not Applicable
	(d)	Sections 10.03, 12.01
	(e)	Section 12.05
	(f)	Section 4.08
§ 315	(a)	Sections 7.01, 7.02
	(b)	Section 7.05
	(c)	Section 7.01
	(d)	Section 7.01
	(e)	Section 6.11
§ 316	(a)(1)(A)	Section 6.05
	(a)(1)(B)	Section 6.04
	(a)(2)	Section 6.02
	(b)	Section 6.07
	(c)	Section 9.04
§ 317	(a)(1)	Section 6.08
	(a)(2)	Section 6.09
	(b)	Section 2.04
§ 318	(a)	Section 12.01

i

     INDENTURE, dated as of [[IssueDay]], 2010, among MIG LLC, a Delaware limited liability company (the “Company”), and The Bank of New York, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) and, only with respect to the terms and conditions of Article 11, The Bank of New York, N.A., as accounts bank with respect to the Note Payments Account (in such capacity, the “Accounts Bank”) and [[Operating Accounts Bank]], as accounts bank with respect to the Plan Funding Account and Operating Account (the “Operating Accounts Bank”).
WITNESSETH:
     WHEREAS, the Company has duly authorized the issuance of Senior Secured Cash/PIK Notes Due 2016 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, when the Notes are duly issued, executed, authenticated and delivered hereunder by the Company, all things necessary to make the Notes valid obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.
     NOW, THEREFORE, each party hereto covenants and agrees as follows for the benefit of the each other party hereto and the equal and ratable benefit of the respective Holders:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          “Accounts Bank” means (a) when used in reference to the Note Payments Account, the Note Accounts Bank; (b) when used in reference to the Plan Funding Account and Operating Account, the Operating Accounts Bank and otherwise, (c) the Note Accounts Bank and Operating Accounts Bank, individually and not collectively. For the avoidance of doubt, when “Accounts Bank” and “Collateral Account” are used in the same provision, such provision shall be interpreted and apply in each of the following manners, individually and not collectively: (1) Accounts Bank meaning the Note Accounts Bank and Collateral Accounts meaning the Note Payments Account; (2) Accounts Bank meaning the Operating Accounts Bank and Collateral Accounts meaning the Plan Funding Account and (3) Accounts Bank meaning the Operating Accounts Bank and Collateral Accounts meaning the Operating Account.
          “Accounts Property” means any funds, instruments, securities, financial assets or other assets from time to time held in any of the Collateral Accounts or credited thereto or otherwise in possession or control of the Note Accounts Bank or Operating Accounts Bank pursuant to this Indenture.

          “Additional PIK Notes” means (a) Notes issued on any Interest Payment Date pursuant to Section 2.02 in payment of a portion of the aggregate installment of Cash Interest due and payable on any Notes on such Interest Payment Date to the extent the Company has made an Additional PIK Interest Election; and (b) PIK Notes issued in payment of PIK Interest on any Additional PIK Notes.
          “Additional PIK Interest” means the portion of an installment of interest due on an Interest Payment Date to be paid by issuance of Additional PIK Notes as and to the extent provided for in Section 4.01.
          “Additional PIK Interest Amount” means, with respect to any Interest Payment Date for any Note that is prior to the Maturity thereof, the portion of the aggregate installment of Cash Interest due and payable on such Interest Payment Date that is payable on such Interest Payment Date by issuance of Additional PIK Notes in accordance with Section 2.02 and Section 4.01.
          “Additional PIK Interest Election” means, with respect to any Interest Payment Date, an election by the Company duly given pursuant to Section 4.01 not to pay the entire amount of Cash Interest due on the Notes on such Interest Payment Date.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, (a) “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and (b) the terms “controlling”, “controlled by” and “under common control with” have meanings correlative with “control”. For the avoidance of doubt, the following entities are Affiliates of the Company: Caucus Carry, Caucus Telecom, CaucusCom, Gtel, ITC, Magticom, Salford, Yola, each Subsidiary of the Company, and any Affiliates of the foregoing (individually and collectively, the “MIG Affiliates”).
          “After-Acquired Property” means:
          (a) any property acquired by the Company upon a transfer (including upon an Investment) from the Company of property that was Note Collateral immediately prior to the transfer; or
          (b) any other property that is acquired or otherwise owned by the Company or a Subsidiary of the Company on or after the date of this Indenture.
          “Agent” means any Paying Agent, Registrar or co-Registrar.
          “Alabama Real Property” means that certain parcel of land in Alabama owned by Tag Holdings, Inc., a wholly-owned Subsidiary of the Company.

          “Applicable Laws” means, for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
          “Asset Sale” means:
          (a) the sale, lease, conveyance or other disposition of (including by way of any merger or consolidation) any assets of the Company or its Subsidiaries; provided, however, for purposes of Section 4.16, the term “Asset Sale” shall not include the sale, lease, conveyance or other disposition of the Capital Stock of ITCL or otherwise substantially all of the assets of the Company taken as a whole, which sales will be governed by the provisions of Article 5 and not by the provisions of Section 4.16; and
          (b) Notwithstanding the preceding, none of the following will be deemed to be an Asset Sale:
               (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $100,000;
               (2) the sale or other disposition of cash or Cash Equivalents;
               (3) a Restricted Payment of assets that is not prohibited by Section 4.10 or a Permitted Investment of assets;
               (4) an Event of Loss; and
               (5) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy, provided that any such settlement is approved by both Noteholder Managers.
          “Attributable Debt”, in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
          “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101, et seq.
          “Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership; (c) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification. Unless otherwise specified herein, each reference to a Board Resolution will refer to a Board Resolution of the Company.
          “Business Day” means a day that is not a Legal Holiday.
          “Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such lease at the time any determination is to be made shall be the amount of the liability in respect of such lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
          “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          “Cash Equivalents” means:
          (a) cash in the form of United States of America dollars;
          (b) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;
          (c) dollar denominated time deposits, overnight deposits, demand deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition;
          (d) dollar denominated time deposits, overnight deposits, demand deposits and certificates of deposit of any bank not meeting the qualifications specified in clause (c) above with maturities of not more than one year from the date of acquisition; provided, however, that the aggregate amount of such deposits with such banks and outstanding at any time shall not exceed $100,000;
          (e) repurchase obligations for underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (c) above;
          (f) commercial paper issued by any Person incorporated in the United States of America, any state thereof or the District of Columbia rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition;
          (g) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; and,
          (h) Investments in money market funds substantially all of whose assets are comprised of Cash Equivalents of the types described in clauses (b) through (g) above.
          “Cash Flow” means, for any period, the sum (without duplication) of the following: (a) all cash paid to the Company during such period in connection with any Permitted Business, (b) all interest and investment earnings paid to the Company or the Collateral Accounts during such period on amounts on deposit in the Collateral Accounts,

(c) all cash paid to the Company during such period as insurance proceeds and (d) all other cash held by the Company during such period.
          “Cash Interest” means the portion of an installment of interest due on an Interest Payment Date to be paid in cash as and to the extent provided for in Section 4.01.
          “Cash Interest Rate” means nine percent (9%).
          “Caucus Carry” means Caucus Carry Management L.P., a British Virgin Islands limited partnership.
          “Caucus Telecom” means Caucus Telecom Management L.P., a British Virgin Islands limited partnership.
          “CaucusCom” means CaucusCom Ventures L.P., a British Virgin Islands limited partnership.
          “CaucusCom Pledge” means the CaucusCom Pledge Agreement, dated as of the Issue Date, made by CaucusCom in favor of the Collateral Agent, pledging all of its Capital Stock in the Company, as amended or supplemented from time to time in accordance with its terms and the terms hereof.
          “Close of Business” means 5:00 p.m., New York City time.
          “Collateral Accounts” means the Note Payments Account, the Plan Funding Account and the Operating Account, individually and not collectively. For the avoidance of doubt, when “Accounts Bank” and “Collateral Account” are used in the same provision, such provision shall be interpreted and apply in each of the following manners, individually and not collectively: (1) Accounts Bank meaning the Note Accounts Bank and Collateral Accounts meaning the Note Payments Account; (2) Accounts Bank meaning the Operating Accounts Bank and Collateral Accounts meaning the Plan Funding Account and (3) Accounts Bank meaning the Operating Accounts Bank and Collateral Accounts meaning the Operating Account.
          “Collateral Agent” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “Collateral Documents” means, collectively, this Indenture, the Security Agreement, the Pledge Agreements, the Escrow Agreement, any UCC-1 financing statements filed with respect to any Note Collateral, and any other document evidencing or supporting any Liens on the Note Collateral held by the Collateral Agent, for the benefit of the Holders of Notes, in each case, as the same may be in force from time to time.

          “Collateral Monies” means all cash and Cash Equivalents held in any Collateral Account, and any:
          (a) Net Proceeds corresponding to the Note Collateral sold in an Asset Sale, whether deposited in accordance with the provisions of Section 4.16 or otherwise;
          (b) Net Loss Proceeds from an Event of Loss, whether deposited in accordance with the provisions of Section 4.17 or otherwise;
          (c) proceeds of any sale or other disposition of all or any part of the Note Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Note Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise;
          (d) other than pursuant to clauses (a), (b) or (c) above, cash held for application as provided in the relevant provisions of this Indenture or any Collateral Document.
          “Company” means the party named as such in this Indenture.
          “Company Pledge” means that certain MIG Pledge Agreement, dated as of the Issue Date, made by the Company in favor of the Collateral Agent, pledging all of its Capital Stock in ITC, as amended or supplemented from time to time in accordance with its terms and the terms hereof.
          “Confirmation Order” means that certain order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code entered by the United States Bankruptcy Court for the District of Delaware on [[DateConfirmation]].
          “Corporate Trust Office” means the office of the Trustee specified in Section 12.02.
          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or any official appointed under the Bankruptcy Code similar to the foregoing.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Depositary” means DTC.
          “DTC” means The Depository Trust Company, New York, its nominees and successors.
          “Effective Date” mean the Effective Date of the Plan.

          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Escrow Agreement” means that certain Escrow Agreement, dated as of the Issue Date, by and between the Company, the Collateral Agent, CaucusCom and the Escrow Agent (as defined therein), as amended or supplemented from time to time in accordance with its terms and the terms hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.
          “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) that constitutes Note Collateral, any of the following:
          (a) any loss or destruction of, or damage to, such property or asset;
          (b) any institution of any proceedings for the condemnation or seizure of, or for the exercise of any right of eminent domain with respect to, such property or asset;
          (c) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
          (d) any settlement in lieu of clauses (b) or (c) above.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and unaffiliated willing buyer under no compulsion to buy in a transaction not involving distress or necessity of either party and without application of “minority discount” or other deduction for the absence of rights to control or otherwise manage the asset being valued. “Fair Market Value” shall be determined, except as otherwise provided in this Indenture: (a) by any Officer, in good faith, if Fair Market Value is equal to or less than $1,000,000; or, (b) if Fair Market Value exceeds $1,000,000, (A) by the Board of Directors of the Company, if evidenced by a resolution of the Board of Directors reflecting the consent of both Noteholder Managers, or (B) by an independent appraiser (without regard to any illiquidity or minority discounts applicable to Capital Stock held, directly or indirectly, by the Company) selected by the Board of Directors with the consent of both Noteholder Managers.
          “GAAP” means generally accepted accounting principles as set forth in the Financial Accounting Standards Board’s FASB Statement No. 168, “The FASB Accounting Standards Codification,” the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the

statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect from time to time.
          “Gemstone” means Gemstone Management, Ltd., a British Virgin Islands company.
          “Global Note” means a Note evidencing all or a part of the Notes issued to the Depositary in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.
          “Governmental Approval” means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.
          “Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Gtel” means Gtel L.P., a British Virgin Islands limited partnership.
          “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services or to maintain such other Person’s financial condition or otherwise).
          “Holder” means a Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any specified Person, at any date of determination (without duplication): (a) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent, (1) in respect of borrowed money; (2) evidenced by bonds, loans, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of bankers’ acceptances; or (4) representing Capital Lease Obligations; and (b) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, including earn-outs or other similar types of consideration, and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), if and to the extent any of the preceding items (other than letters of credit or Attributable Debt) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
          In addition, the term “Indebtedness” includes: (A) such portion of the Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness; and, (B) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Indenture Documents” means, collectively, this Indenture, the Notes and the Collateral Documents.
          “Initial Note” means the Global Note that is originally issued on the Issue Date in the aggregate principal amount of [[$—]].
          “Insider” means “insider” as defined in section 101(31) of the Bankruptcy Code.
          “Intercompany Debt” means any Indebtedness owing by any of the Company or any Affiliate of the Company to the Company or any Affiliate of the Company.
          “Interest Payment Date” means the stated maturity of an installment of interest on the Notes, which shall be payable semi-annually on [[IssueDay+6 months]] and [[IssueDay]], commencing [[IssueDay+6 months]], 2011.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of a loan (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Person together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the last paragraph of Section 4.10. Except as otherwise provided in this Indenture, the amount or Fair Market Value of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
          “Issue Date” means [[IssueDay]], 2010.

          “Issue Date Opinions” means the Opinions of Counsel addressed and delivered to the Trustee and the Collateral Agent on the Issue Date.
          “ITC” means ITC Cellular LLC, a Delaware limited liability company.
          “ITC Pledge” means the Dividend and Distribution Pledge Agreement, dated as of the Issue Date, made by the ITC in favor of the Collateral Agent, pledging certain rights arising from its Capital Stock in ITCL, as amended or supplemented from time to time in accordance with its terms and the terms hereof.
          “ITCL” means International Telcell Cellular, LLC, a Delaware limited liability company.
          “ITCL LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of ITCL, adopted and entered into as of January 15, 2009, by and among ITC, Jokhtaberidze and Gemstone.
          “ITCL Purchase and Sale Agreement” means the Purchase and Sale Agreement dated as of January 15, 2009, by and among ITC and Jokhtaberidze.
          “Jokhtaberidze” means Dr. George Jokhtaberidze.
          “Jokhtaberidze Entity” means any entity owned or controlled, directly or indirectly, in whole or in part, by Jokhtaberidze, including, without limitation, ITCL.
          “Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof unless the context clearly requires otherwise, the term shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Indenture.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
          “Litigation Trust Advisory Board” means the Advisory Board, as such term is used in the Litigation Trust Agreement.

          “Litigation Trust Agreement” means that certain Litigation Trust Agreement executed by the Company and the Litigation Trustee in accordance with the Plan and dated as of the Issue Date.
          “Litigation Trustee” means the Trustee under the Litigation Trust Agreement.
          “Magticom” means Magticom Ltd., a Georgian corporation.
          “Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.
          “Maturity Date” means [[IssueDay]], 2016.
          “Merger Transaction” means a single transaction or series of related transactions in which a Person consolidates or merges with or into any Person, or sells, assigns, transfers, leases, conveys or otherwise disposes of (or causes to permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of such Person’s assets (determined on a consolidated basis for the Company and the Subsidiaries) whether as an entirety or substantially as an entirety to any Person.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Loss Proceeds” means the aggregate cash proceeds received by the Company in respect of any Event of Loss, including insurance proceeds, condemnation awards or damages awarded by any judgment, net of (a) the direct costs in recovery of such Net Loss Proceeds (including reasonable legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), (b) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, (c) any taxes paid or payable as a result thereof and (d) amounts taken by the Company or its Subsidiaries, as the case may be, as a reserve against any liabilities associated with such Event of Loss and retained by the Company or its Subsidiaries, as the case may be, after such Event of Loss, including liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss, all as determined in accordance with GAAP.
          “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of (a) the direct costs relating to such Asset Sale, including legal, accounting and investment banking, broker or finder fees, and sales commissions incurred as a result of the Asset Sale, (b) any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow account for purposes of such an adjustment and (e) escrowed amounts and amounts taken by the Company or its Subsidiaries as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided, however, (1) excess amounts set aside for payment of taxes pursuant to clause (b) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (2) amounts escrowed or initially held in reserve pursuant to clause (e) no longer so held, will, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.
          “Note Accounts Bank” means the party named as such in this Indenture until any successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “Note Collateral” means, collectively, all the property and assets of the Company and its Subsidiaries that are from time to time subject to a Note Lien, including any Liens required to be granted pursuant to this Indenture. For the avoidance of doubt, “Note Collateral” includes, without limitation, the Account Collateral, Collateral Monies, the equity interests pledged pursuant to the Pledge Agreements and the Alabama Real Property.
          “Note Collateral Required Date” means, as to any additional property or assets required to be added to the Note Collateral, the date 30 days after the first date on which any provision of this Indenture or any Collateral Document requires such additional property or assets so to be added to the Note Collateral.
          “Note Custodian” means the Trustee, as custodian with respect to a Global Note, or any successor entity thereto.
          “Note Lien” means, to the extent securing Note Obligations, a Lien granted pursuant to a Collateral Document as security for Note Obligations.
          “Note Obligations” means the Notes and all other Obligations of the Company and its Subsidiaries under this Indenture and the Collateral Documents; provided, however, that with respect to ITC, “Note Obligations” means solely the indebtedness of ITC to the Holders of the Notes pursuant to the Indenture and the Notes.
          “Noteholder Manager” means one of the managers of the Board of Directors of the Company who (a) is appointed by the Holders of Notes and (b) is reasonably acceptable to the Company at the time of appointment, with such acceptance not to be unreasonably withheld.

          “Notes” means the Senior Secured Cash/PIK Notes Due 2016 issued pursuant to this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the Initial Note, the PIK Notes, any Additional PIK Notes, and any Notes issued in exchange for any of the foregoing under Section 2.06, all treated as a single class.
          “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
          “Officer’s Certificate” means a certificate that has been signed by an Officer of the Company, meets the requirements of Section 12.05.
          “Operating Accounts Bank” means the party named as such in this Indenture until any successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “Operating Budget” means the annual operating budget for the Company and its Subsidiaries for the period from the Issue Date until such time as the Notes are paid in full. The Operating Budget for the one year period after the Issue Date is set forth on Schedule 1104a1.
          “Opinion of Counsel” means a written opinion of counsel who may be an employee of or counsel for the Trustee or the Company and shall be reasonably acceptable to the Trustee and that meets the requirements of Section 12.05.
          “Permitted Business” means (1) the business of the Company and its Subsidiaries engaged in on the Issue Date and (2) any business or activity ancillary, reasonably related or complementary thereto.
          “Permitted Investments” means:
          (a) any Investment in Cash Equivalents, including Permitted Cash Investments;
          (b) cash or Cash Equivalents or other investment property deposited in the ordinary course of business to secure (or to secure letters of credit securing) the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, leases, agreements or other obligations under arrangements with utilities, insurance agreements, construction agreements, performance bonds or other obligations of a like nature incurred in the ordinary course of business, in each case if (but only if) such obligations are not for borrowed money (“ordinary course deposits”);
          (c) receivables (including pursuant to extensions of trade credit) and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables or prepaid expenses would be recorded as current assets of such Person in accordance with GAAP; and,
          (d) Investments in existence on the Issue Date; and,
          (e) acquisition of Notes as permitted in Section 3.09.
          In connection with any assets or property contributed or transferred to any Person as an Investment, the value of such property and assets for purposes of this Indenture shall be equal to the Fair Market Value at the time of Investment.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or other entity.
          “Physical Note” means a Note that is not a Global Note.
          “PIK Interest” means the portion of an installment of interest due on an Interest Payment Date in respect of Notes (other than Additional PIK Notes) to be paid by issuance of PIK Notes as and to the extent provided for in Section 4.01.
          “PIK Interest Amount” means, with respect to any Interest Payment Date for any Note that is prior to the Maturity thereof, the portion of the aggregate installment of interest due and payable on such Interest Payment Date that is payable on such Interest Payment Date by issuance of PIK Notes in accordance with Section 2.02.
          “PIK Interest Rate” means the “Percentage” with respect to any “Date Range” on the table below:

Date Range	Percentage
Issue Date through [[IssueDay]], 2013	6.5%
[[IssueDay]], 2013 through [[IssueDay]], 2014	8.5%
[[IssueDay]], 2014 through [[IssueDay]], 2016	11.0%
          Upon the issuance of any Additional PIK Notes and until all Additional PIK Notes are redeemed in full, and to the extent lawful, “PIK Interest Rate” shall mean the foregoing Percentage plus two percent (2%).
          “PIK Notes” means Notes issued (including by any increase in the principal amount of any outstanding Global Note previously authenticated hereunder) on any Interest Payment Date pursuant to Section 2.02 in payment of the portion of the aggregate installment of PIK Interest due and payable on any Notes on such Interest Payment Date constituting the PIK Interest Amount with respect to such Interest Payment Date for such Notes.
          “Plan” means that certain Joint Second Amended Chapter 11 Plan of Reorganization for MIG, Inc., filed in the case of In re MIG, Inc., 09-12118 (KG), in the United States Bankruptcy Court for the District of Delaware, as amended or supplemented from time to time prior to entry of the Confirmation Order, including any exhibits, supplements, annexes, appendices and schedules thereto, as confirmed by such Bankruptcy Court pursuant to the Confirmation Order.
          “Pledge Agreements” means the CaucusCom Pledge, Company Pledge and the ITC Pledge, individually and collectively.
          “Record Date” means any of the record dates specified in the Notes, whether or not a Legal Holiday.
          “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.
          “Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption of such Note pursuant to this Indenture and the Notes.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.
          “Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.
          “Salford” means Salford Capital Partners, Inc., a British Virgin Islands corporation.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

          “Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms and the terms hereof.
          “Stated Maturity” means, (a) with respect to any series of Indebtedness, the date specified in the documentation governing such Indebtedness as of the date such documentation was entered into as the fixed date on which the final installment of principal of such Indebtedness is due and payable and, (b) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in the documentation governing such Indebtedness as of the date such documentation was entered into as the fixed date on which such installment is due and payable and, in each case, will not include any contingent obligations to repay, redeem or repurchase any such installment of interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership, (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Sun Capital” means Sun Capital Partners, Ltd., a British corporation.
          “Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, withholding, duties, fees or charges imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission, including any interest, penalty, or addition thereto.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended and in effect on the Issue Date.
          “Trust Officer” means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.
          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “UCC” means the Uniform Commercial Code as adopted by the State of New York, NY UCC §§ 1-101, et seq., as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security in any Account Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.
          “U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
          “U.S. Legal Tender” means such coin or currency of the United States of America which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.
          “Volume Weighted Average Price” means the summation of the number of shares purchased throughout each day multiplied by the price paid for each share divided by the total number of shares traded each day.
          “Yola” means Yola Investments S.a.r.l., a Luxemburg entity.
          “Warrants” means the warrants issued by the Company under the Plan, pursuant to that certain Warrant Agreement dated as of [[IssueDay]], 2010, between the Company and [[WarrantAgentFull]].
Section 1.02 Other Definitions.

Term	Defined at
Authenticating Agent	Section 2.02
Affiliate Transaction	Section 4.11
Acceleration Notice	Section 6.02
Accounts Bank Action	Section 11.09
Account Collateral	Section 11.01
Act	Section 9.07
Advisory Board Candidate Submission Form	Section 7.15

Term	Defined at
Advisory Board Member	Section 7.15
Advisory Board Member Designee	Section 7.15
Agent Members	Section 2.14
Authentication Order Collateral Accounts	Section 2.02 Section 11.02
Confidential Website	Section 4.08
Conversion Tax Liability	Section 11.03
Covenant Defeasance	Section 8.01
Date of Sale	Section 5.02
Disregarded Noteholder	Section 2.09
Eligible Advisory Board Candidates	Section 7.15
Eligible Candidates	Section 7.14
Indemnified Party	Section 7.07
ITC Cellular Change of Control	Section 4.14
ITCL IPO	Section 5.02
Legal Defeasance	Section 8.01
Legal Holiday	Section 12.07
Listing Vehicle	Section 5.02
Magticom Indebtedness	Section 4.12
Meeting of the Partners	Section 4.18
Note Discharge Date	Section 11.02
Note Payments Account	Section 11.02
Noteholder Observer	Section 4.18
Notice of Suspension	Section 11.08
Operating Account	Section 11.02
Patriot Act	Section 11.11
Paying Agent	Section 2.03
Payment Default	Section 6.01
Permitted Cash Investments	Section 11.07
Permitted Debt	Section 4.12
Permitted Equity Redemption Amount	Section 3.02
Plan Funding Account	Section 11.02
Register	Section 2.03
Registrar	Section 2.03
Replacement Request	Section 4.27
Request for Advisory Board Member	Section 7.15
Section 1.03 Incorporation of TIA Definitions.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes;
          “indenture security Holder” means a Holder of a Note;

          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company, and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
          Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c) “or” is not exclusive;
          (d) words in the singular include the plural, and words in the plural include the singular;
          (e) all references to gender shall include the masculine, feminine and neuter gender;
          (f) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular, Article, Section or other subdivision;
          (g) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
          (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;
          (i) provisions apply to successive events and transactions;
          (j) Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;
          (k) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and,

          (l) The term “corporation” includes corporations, associations, companies (including limited liability companies), partnerships and trusts or any similar entity.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
          (a) The Initial Note and the corresponding Trustee’s certificate of authentication shall be issued initially in the form of one permanent Global Note in registered form, substantially in the form of Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
          (b) The terms and provisions contained in the form of Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (c) Notes issued hereunder may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage, or agreements to which the Company is subject, if any. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
          (d) The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and simultaneous notation by the Depositary, or the Trustee, as custodian for the Depositary, of such increase or decrease on the schedule to such Global Note, all as hereinafter provided.
          (e) Any Physical Note, including physical notes issued in exchange for a beneficial interest in a Global Note as provided in Section 2.06, shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution thereof.

Section 2.02 Execution and Authentication.
          (a) An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
          (b) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.
          (c) On the Issue Date, the Trustee shall authenticate and deliver for original issue a Global Note in the principal amount of [[$—]], upon a written order of the Company in the form of an Officer’s Certificate, which shall specify the amount of the Note to be authenticated and the date on which the Note is to be authenticated (an “Authentication Order”).
          (d) PIK Notes.
               (1) Upon the Trustee’s receipt of an Authentication Order for authentication of PIK Notes to be delivered to Holders of Notes on an Interest Payment Date prior to Maturity of such Notes in satisfaction of the portion of the aggregate installment of PIK Interest due and payable on any Global Note on such Interest Payment Date constituting the PIK Interest Amount with respect to such Interest Payment Date for such Global Note, the Trustee shall increase the principal amount of the such Global Note previously authenticated hereunder in an aggregate principal amount equal to such PIK Interest Amount with respect to such Interest Payment Date for such Global Note, all as specified in the applicable Authentication Order. On any Interest Payment Date on which the Company pays PIK Interest on any Notes by increasing the principal amount of any Global Note previously authenticated hereunder, the Trustee shall increase the principal amount of such Global Note by an amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes, rounded up to the nearest $1.00, to the credit of the Holders of such Notes as of the relevant Record Date for such Interest Payment Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note by the Registrar to reflect such increase
               (2) Upon the Trustee’s receipt of an Authentication Order for authentication of PIK Notes to be delivered to Holders of the Notes on an Interest Payment Date prior to Maturity of such Notes in satisfaction of the portion of the aggregate installment of PIK Interest due and payable on any Physical Note on such Interest Payment Date constituting the PIK Interest Amount with respect to such Interest Payment Date for such Physical Note, the Trustee shall authenticate for original issue a Physical Note constituting a PIK Note in an aggregate principal amount equal to the PIK

Interest Amount with respect to such Interest Payment Date for such Physical Note, all as specified in the applicable Authentication Order. On any Interest Payment Date on which the Company pays PIK Interest on any Notes by issuing additional Physical Notes constituting PIK Notes, the Trustee shall deliver to the Holders of such Notes as of the relevant Record Date for such Interest Payment Date additional Physical Notes constituting PIK Notes having an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes, with the principal amount thereof rounded up to the nearest $1.00.
               (3) Each Authentication Order shall specify the respective amount of the additional Physical Notes constituting PIK Notes to be authenticated or principal amount of a Global Note previously authenticated to be increased and the Interest Payment Date on which the additional Notes constituting PIK Notes are to be authenticated or the principal amount of a Global Note is to be increased.
          (e) Additional PIK Notes.
               (1) Upon the Trustee’s receipt of an Authentication Order for authentication of Additional PIK Notes to be delivered to Holders of the Notes on an Interest Payment Date prior to Maturity of such Notes in satisfaction of the portion of the aggregate installment of Additional PIK Interest due and payable on any Global Note on such Interest Payment Date constituting the Additional PIK Interest Amount with respect to such Interest Payment Date for such Global Note, the Trustee shall authenticate for original issue an additional Global Note constituting an Additional PIK Note in the form of one permanent Global Note in registered form, substantially in the form of Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided for the Initial Note (or increase the principal amount of a Global Note constituting an Additional PIK Note previously authenticated hereunder) in an aggregate principal amount equal to such Additional PIK Interest Amount with respect to such Interest Payment Date for such Global Note, all as specified in the applicable Authentication Order. On any Interest Payment Date on which the Company pays Additional PIK Interest on any Notes by increasing the principal amount of any Global Note previously authenticated hereunder, the Trustee shall increase the principal amount of such Global Note by an amount equal to the Additional PIK Interest Amount with respect to such Interest Payment Date for such Notes, rounded up to the nearest $1.00, to the credit of the Holders of such Notes as of the relevant Record Date for such Interest Payment Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note by the Registrar to reflect such increase
               (2) Upon the Trustee’s receipt of an Authentication Order for authentication of Additional PIK Notes to be delivered to Holders of the Notes on an Interest Payment Date prior to Maturity of such Notes in satisfaction of the portion of the aggregate installment of Additional PIK Interest due and payable on any Physical Note on such Interest Payment Date constituting the Additional PIK Interest Amount with respect to such Interest Payment Date for such Physical Note, the Trustee shall authenticate for original issue a Physical Note constituting an Additional PIK Note in an aggregate principal amount equal to the Additional PIK Interest Amount with respect to such Interest Payment Date for such Physical Note, all as specified in the applicable Authentication Order. On any Interest Payment Date on which the Company pays Additional PIK Interest on any Notes by issuing additional Physical Notes constituting Additional PIK Notes, the Trustee shall deliver to the Holders of such Notes as of the relevant Record Date for such Interest Payment Date additional Physical Notes constituting Additional PIK Notes having an aggregate principal amount equal to the Additional PIK Interest Amount with respect to such Interest Payment Date for such Additional PIK Notes, with the principal amount thereof rounded up to the nearest $1.00.
               (3) Each Authentication Order shall specify the respective amount of the additional Physical Notes constituting Additional PIK Notes to be authenticated or principal amount of a Global Note previously authenticated to be increased and the Interest Payment Date on which the additional Notes constituting Additional PIK Notes are to be authenticated or the principal amount of a Global Note is to be increased.
          (f) The Company shall deliver to the Trustee an Authentication Order requesting the Trustee to authenticate, and, upon receipt of such Authentication Order, the Trustee shall authenticate, Notes upon exchange for other Notes in accordance with Section 2.06, Section 3.08, or Section 9.05.
          (g) At the same time as the Registrar registers an increase or decrease in the principal amount of any Global Note on its records, the Trustee, as custodian for the Depositary, shall notate such increase or decrease on the schedule of increases or decreases to such Global Note.
          (h) All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.
          (i) The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.
          (j) Global Notes shall be issuable in fully registered form only, without coupons, in integral multiples of $1.00 rounded up the nearest whole dollar and the aggregate principal amount of a Global Note previously authenticated hereunder may be increased by integral multiples of $1.00 rounded up the nearest whole dollar.

          (k) Each PIK Note and Additional PIK Note is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture, and shall rank pari passu with and be subject to the same terms as all other Notes, except with respect to the issue date.
Section 2.03 Registrar and Paying Agent.
          (a) The Company shall maintain (1) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (2) an office or agency in the Borough of Manhattan, The City of New York, the State of New York where Notes may be presented or surrendered for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange (the “Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars.
          (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.
          (c) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company. The Company shall not remove or replace the Trustee as Registrar, Paying Agent or agent for service of demands and notices in connection with the Notes unless and until the Trustee resigns or is removed pursuant to Section 7.08. Should the Trustee so resign or be removed, the Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes shall be the successor to the Trustee as selected pursuant to Section 7.08.
Section 2.04 Obligations of Paying Agent.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company (or any other obligor on the Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.
          If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all assets held by it as Paying Agent.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a). Each of the Trustee and the Registrar shall furnish to the Company at such times as the Company may request in writing a list of the names and addresses of Holders maintained by it at the time of such request.
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Note. The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture, including the restrictions on transfer set forth herein and the procedures of the Depositary therefor. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
          (b) Transfer of Beneficial Interest in Global Note For Physical Note.
               (1) Any Person having a beneficial interest in a Global Note may, upon request, exchange such beneficial interest for a Physical Note upon satisfaction of the requirements set forth herein. Upon receipt by the Trustee of registration instructions contained in written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the person designated as the Depositary as having such a beneficial interest, the Trustee shall make, or shall direct the Note Custodian to make, an endorsement on the Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note equal to the aggregate principal amount of the Notes to be represented by the Physical Note.

               (2) If such transfer is to be made, (A) the Company shall issue and the Trustee shall authenticate a replacement Global Note in the appropriate principal amount (or decrease the principal amount of a Global Note previously authenticated hereunder) and (B) the Company shall issue and the Trustee shall authenticate one or more Physical Notes representing such aggregate principal amount of Notes exchanged or transferred.
               (3) Any Physical Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Physical Note to the Persons in whose names such Notes are so registered.
          (c) Transfer and Exchange of Physical Note. When a Physical Note is presented by a Holder to the Registrar with a request: (1) to register the transfer of the Physical Note; or (2) to exchange such Physical Note for an equal principal amount of Physical Note of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Physical Note presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.
          (d) Transfer of Physical Note For Beneficial Interest in Global Note. Any Holder of a Physical Note may, upon request, exchange such Physical Note for a beneficial interest in a Global Note upon satisfaction of the requirements set forth herein. Upon receipt by the Trustee of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Physical Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by a Global Note to be increased accordingly. If such transfer is to be made, the Company shall issue and the Trustee shall authenticate a replacement Global Note in the appropriate principal amount (or increase the principal amount of a Global Note previously authenticated hereunder). Any exchange of a Physical Note constituting an Additional PIK Note hereunder shall be for a beneficial interest in a Global Note constituting an Additional PIK Note.
          (e) Authentication of Physical Note in Absence of Depositary. If at any time (1) either (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or (y) such Depositary ceases to be a “clearing agency” registered under the Exchange Act and in either case a successor Depositary for such Global Note is not appointed by the Company within 90 days, or

(2) a Default or Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, then the Company shall execute, and the Trustee shall authenticate and deliver Physical Notes in an aggregate principal amount equal to the principal amount of the Global Note, in accordance with subsection (b) of this Section 2.06.
          (f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Physical Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for a Physical Note, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
          (g) General Provisions Relating to Transfers and Exchanges.
               (1) When a Note is presented to the Registrar with a request to register a transfer, such Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the UCC are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
               (2) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Physical Notes and Global Notes at the Registrar’s request.
               (3) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.05, Section 4.16 and Section 9.05 hereto).
               (4) All Physical Notes and Global Notes issued upon any registration of transfer or exchange of Physical Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Physical Notes or Global Notes surrendered upon such registration of transfer or exchange.
               (5) The Registrar shall not be required:
                    (A) to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

                    (B) to register the transfer or exchange of any Note during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.01 hereof and ending at the close of business on the day of the selection; or,
                    (C) to register the transfer or exchange of any Note between a record date and the next succeeding Interest Payment Date.
               (6) The Company shall not be required:
                    (A) to issue, register the transfer of, or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;
                    (B) to issue, register the transfer of, or exchange any Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.01 hereof and ending at the close of business on the day of the selection; or,
                    (C) to issue, register the transfer of, or exchange a Note between a record date and the next succeeding Interest Payment Date.
               (7) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.
          (h) Neither the Company, the Trustee nor any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interest in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.
          (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met, such that the Holder (1) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (2) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (3) satisfies any other reasonable requirements of the Trustee. No replacement Note shall be authenticated by the Trustee until it has received and cancelled the mutilated, lost, destroyed or wrongfully taken Note pursuant to Section 2.11.
          (b) If required by the Trustee, such Holder shall furnish an indemnity or a security bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Trustee may charge the Holder for their expenses in replacing a Note. Upon cancellation of a mutilated, lost, destroyed or wrongfully taken Note, the replacement Note shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
Section 2.08 Outstanding Notes; Consent Provisions.
          (a) Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because a Disregarded Noteholder holds the Note.
          (b) If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser, as defined in Section 8-303 of the UCC. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
          (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
          (d) If the Paying Agent (other than the Company or an Affiliate of the Company) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.
          (e) The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes (including any outstanding PIK Notes and Additional PIK Notes issued hereunder, and including by any increase in the principal amount of any Global Note previously authenticated) outstanding at such date of determination (as determined in accordance with this Section 2.08 and Section 2.09). With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing: (1) the principal amount, as of such date of determination, of Notes held by Holders that have so consented by (2) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with this Section 2.08 and Section 2.09. Any such calculation made pursuant to this Section 2.08 by the Company shall be set forth in an Officer’s Certificate delivered to the Trustee that certifies that such calculation has been approved by both Noteholder Managers.
Section 2.09 Treasury Notes; When Notes Are Disregarded.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, waiver, consent or notice, including under Section 9.02 of this Indenture, and regardless of whether the applicable provision of this Indenture specifically references this Section 2.09, Notes owned by (a) the Company and its Subsidiaries; (b) Affiliates of the Company; or (d) any Insiders of the foregoing (each a “Disregarded Noteholder”), shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any direction, amendment, waiver, consent or notice under such Notes and that the pledgee is not a Disregarded Noteholder.
Section 2.10 Temporary Notes.
          Until Physical Notes are ready for delivery, the Company may prepare and execute and deliver and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall execute and deliver and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, Physical Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.11 Cancellation.
          (a) The Company or any of its Subsidiaries at any time may deliver Notes previously authenticated hereunder which the Company or its Subsidiary acquired in any lawful manner to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11(a). The Trustee shall dispose of all cancelled Notes in accordance with the Trustee’s customary procedures.
          (b) If the Company or any of its Subsidiaries is the record holder of a beneficial interest in a Global Note, the Company may instruct the Trustee in an Officer’s Certificate to cancel such beneficial interest and the Trustee shall effectuate such cancellation through a decrease in the principal amount of such Global Note previously authenticated hereunder. If the Company shall acquire a beneficial interest in a Global Note, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Global Note unless and until such beneficial interest is cancelled pursuant to this Section 2.11(b).
Section 2.12 CUSIP Numbers.
          A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided, however, any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.
Section 2.13 Deposit of Moneys.
          Prior to 12:00 p.m. (noon) New York, New York time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent

U.S. Legal Tender sufficient to make payments, if any, of principal and Cash Interest (other than interest payable as Additional PIK Interest on such Interest Payment Date in accordance with Section 4.01) due on such Interest Payment Date or the Maturity Date, as the case may be.
Section 2.14 Book-Entry Provisions for Global Notes.
          (a) Each Global Note issued shall: (1) be registered in the name of the Depositary or the nominee of such Depositary, (2) be delivered to the Trustee as custodian for such Depositary and (3) bear legends as set forth in Exhibit B. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged in accordance with the Applicable Procedures of the Depositary and the provisions of Section 2.15.
          (c) Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of a beneficial interest in another Global Note shall, upon transfer, cease to be a beneficial interest in such first Global Note and become a beneficial interest in such other Global Note and shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Note for as long as it remains such an interest.
          (d) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
Section 2.15 Special Transfer Provisions.
          (a) The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.
          (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security

(including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates, Opinions of Counsel and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (c) The Registrar shall retain copies of all letters, notices and other written communications received by it pursuant to Section 2.14 or this Section. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.
Section 2.16 Transfers of Global Note and Physical Notes.
          A transfer of a Global Note or a Physical Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar’s entering the transfer in the Register. Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.
Section 2.17 Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Notes. The Company may pay the defaulted interest to the Persons that are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.18 Computation of Interest.
          (a) Interest payable hereunder with respect to the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.
          (b) Each determination of an interest rate by the Trustee pursuant to any provision of this Indenture shall be conclusive and binding on the Company and the Holders in the absence of manifest error. The Trustee shall, at the request of the Company, deliver to the Company a statement showing the computations used by the Trustee in determining any interest rate.

          (c) It is the intent of the Holders and the Company to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Holders and the Company are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Notes), shall the interest taken, reserved, contracted for, charged, or received under this Indenture, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under Applicable Law. If, from any possible construction of this Indenture or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under Applicable Law, without the necessity of execution of any amendment or new document. If any Holder shall ever receive anything of value which is characterized as interest on the Notes under Applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Notes and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Notes. The right to demand payment of the Notes or any other amount required to be paid hereunder does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Holders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Holders with respect to the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Notes so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by Applicable Law.
ARTICLE 3
REDEMPTION
Section 3.01 Optional Redemption.
          (a) The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to (but not including) the Redemption Date (subject to any installment of interest thereon, the maturity of which is on or prior to the Redemption Date, being payable to Holders of record at the close of business on the relevant Record Date referred to in the Notes), subject to the conditions set forth in this Section 3.01.
          (b) If the Company elects to redeem Notes pursuant to this Section, it shall, prior to mailing the notice of redemption referred to in Section 3.05 and at least 30 days but not more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) furnish to the Trustee and Paying Agent an Officer’s Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.
Section 3.02 Mandatory Redemption.
          (a) The Company shall not be required to make mandatory redemption with respect to the Notes, except as set forth in this Section 3.02.
          (b) On each Interest Payment Date, the Company shall redeem Notes, in whole or in part, at 100% of the principal amount thereof, in an amount equal to the aggregate amount of all Collateral Monies in the Note Payments Account on the applicable Record Date, minus the sum of (1) the amount of Cash Interest to be paid on such Interest Payment Date; (2) an amount determined by the Trustee to be reasonably necessary to provide for the compensation of the Trustee, the Collateral Agent, the Paying Agent and the Registrar as set forth in Section 7.07; (3) on request of the Company, as reflected in an Officer’s Certificate delivered to the Trustee on or prior to the Record Date, one or more of the following amounts: (A) (i) on each anniversary of the Issue Date, an amount necessary to fund the Operating Budget as set forth in the Section 11.04(a); and (ii) on each other Interest Payment Date, an amount equal to fifty-one and one-half percent (51.5%) of the aggregate amounts provided for in the Operating Budget delivered under Section 11.04(a)(2)(A) in connection with the immediately preceding anniversary of the Issue Date; (B) an amount equal to four and one-half percent (4.5%) of the principal amount of Notes that would be outstanding after the redemptions required by this Section 3.02 on such Interest Payment Date; and (C) if applicable, (i) the Permitted Equity Redemption Amount as set forth in Section 3.03, and (ii) the amount of funds in the Note Payments Account constituting proceeds of an ITCL IPO that may become available for distribution to CaucusCom as set forth in Section 5.02(b).
          (c) On or before the first anniversary of the Issue Date, whether through mandatory redemption under subsection (b) of this Section 3.02 or otherwise, the Company shall redeem Initial Notes on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, in the amount of [[Withheld Excess Cash]]1.
Section 3.03 Optional Equity Redemption.
          On any Interest Payment Date, if (a) (1) all Cash Interest due on such Interest Payment Date has or will be paid in cash; (2) all Additional PIK Notes have been redeemed in full; and (3) the aggregate outstanding principal on the Notes is less than [[75% of the amount of the Initial Note (less the amount of Withheld Excess Cash)]]2, or (4) the proposed redemption under subsection (b) of Section 3.02 would satisfy the

[1]	[Draft Note: This will be stated as an amount certain in the final.]

[2]	[Draft Note: This will be stated as an amount certain in the final.]

foregoing conditions (2) and (3), then (b) the Collateral Agent may reserve the following amount (the “Permitted Equity Redemption Amount”) for payment to holders of Capital Stock of the Company in accordance with instructions provided pursuant to Section 11.05(b)(2) of this Indenture: 25% of the difference between (1) the aggregate amount of all Collateral Monies in the Note Payments Account on the applicable Record Date; and (2) the sum of (A) the amounts stated in subsections (b)(1)-(3) of Section 3.02 (not including (b)(3)(C)(i)); (B) the amount of funds necessary to satisfy the conditions in subsection (a)(2) and (a)(3) of this Section 3.03; and (C) the amount of funds in the Note Payments Account constituting proceeds of Asset Sales.
Section 3.04 Selection of Notes to Be Redeemed.
          (a) If fewer than all of the Notes are to be redeemed pursuant to the provisions of this Indenture, and except as set forth in Section 3.02(c), the Trustee shall (1) select Additional PIK Notes to be redeemed on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; and, if all such notes are redeemed in full, (2) select Notes (other than Additional PIK Notes) to be redeemed on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate. In each case, the Trustee shall make the selection from the Notes outstanding and not previously called for redemption.
          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption pursuant to this Section and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.
          (c) Notes and portions of Notes selected for redemption pursuant to this Section will be in integral multiples of $1,000, except that (1) if all of the Additional PIK Notes of a Holder are to be redeemed, the entire outstanding principal amount of such Additional PIK Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed; or (2) if all of the Notes (other than Additional PIK Notes) of a Holder are to be redeemed, the entire outstanding principal amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed, subject in each case to the procedures of DTC in respect of a Global Note.
          (d) Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.05 Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at such Holder’s registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request delivered at least fifteen days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided the Company provides the Trustee with all information required for such notice of redemption. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.
          (b) Each notice of redemption shall identify the Notes to be redeemed and shall state:
               (1) the Redemption Date;
               (2) the Redemption Price and the amount of accrued interest, if any, to be paid;
               (3) the name and address of the Paying Agent;
               (4) the CUSIP number;
               (5) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
               (6) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.07, and the only remaining right of the Holder is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;
               (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;
               (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and,
               (9) the Section of this Indenture pursuant to which the Notes are being redeemed.
          (c) If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice only to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

Section 3.06 Effect of Notice of Redemption.
          (a) Once notice of redemption is mailed in accordance with Section 3.05, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest thereon. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest thereon, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.
          (b) No notice of any redemption may be subject to any conditions precedent or otherwise conditional.
Section 3.07 Deposit of Redemption Price.
          (a) Not later than 12:00 p.m. (noon) local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Section 7.07.
          (b) If the Company complies with the subsection (a) of this Section 3.07, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with subsection (a) of this Section, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.08 Notes Redeemed in Part.
          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and deliver and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.09 Acquisition of Notes by Company, Affiliates.
          (a) The Company and any Affiliate thereof (or any Person acting on behalf of the foregoing) may at any time and from time to time acquire the Notes by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition is not prohibited by applicable securities laws or regulations or the terms of this Indenture. In accordance with, and subject to, Section 2.11, the Company may deliver such acquired Notes to the Trustee for cancellation.
          (b) Upon acquisition of any of the Notes by the Company or any of its Affiliates, or if the Company has actual knowledge that Notes are held by a Disregarded Noteholder, the Company shall notify the Trustee that such holders are to be deemed Disregarded Noteholders pursuant to Section 2.09.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes; Accrual of Interest.
          (a) The Company shall pay the principal of and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Notes on the dates and in the manner provided in the Notes.
          (b) An installment of principal or Cash Interest on the Notes payable shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds at 12:00 p.m. (noon) New York, New York time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.
          (c) The portion of an installment of interest on the Notes payable as PIK Interest on any Interest Payment Date shall be considered paid on such date if on such date (1) PIK Notes having an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes have been executed and delivered, together with an Authentication Order in accordance with Section 2.02, to the Trustee for authentication and delivery to the Holders of such Notes in accordance with the terms of this Indenture and (2) to the extent such PIK Interest is paid by increasing the principal amount of a Global Note previously authenticated hereunder, the Company has directed the Trustee in writing to increase the principal amount of such Global Note previously authenticated by the PIK Interest Amount with respect to such Interest Payment Date for such Notes.
          (d) The portion of an installment of Cash Interest on the Notes payable by Additional PIK Notes on any Interest Payment Date shall be considered paid on such date if on such date (1) Additional PIK Notes having an aggregate principal amount equal to the Additional PIK Interest Amount with respect to such Interest Payment Date for such Notes have been executed and delivered, together with an Authentication Order in accordance with Section 2.02, to the Trustee for authentication and delivery to the Holders of such Notes in accordance with the terms of this Indenture and (2) to the extent such Additional PIK Interest is paid by increasing the principal amount of a Global Note previously authenticated hereunder, the Company has directed the Trustee in writing to increase the principal amount of such Global Note previously authenticated by the Additional PIK Interest Amount with respect to such Interest Payment Date for such Notes.
          (e) Not less than five (5) Business Days prior to each Interest Payment Date, so long as such Interest Payment Date is prior to Maturity, in the event the Company desires to make an Additional PIK Interest Election, the Company shall deliver a notice to the Trustee setting forth the aggregate amount of Cash Interest to be paid on the Interest Payment Date through issuance of Additional PIK Notes. If the Company does not deliver such notice with respect to any Interest Payment Date within the time period specified in the preceding sentence, the Company shall be deemed to have elected to pay the entire amount of Cash Interest due on such Interest Payment Date in cash.
          (f) On the relevant Interest Payment Date for any Note (other than an Additional PIK Note), so long as such Interest Payment Date is prior to Maturity, the Trustee shall, as appropriate, record increases in a Global Note or authenticate and deliver any PIK Notes delivered to it by the Company under Section 4.01(c) in an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date.
          (h) On the relevant Interest Payment Date for any Note as to which the notice in Section 4.01(e) has been timely given, so long as such Interest Payment Date is prior to Maturity, the Trustee shall, as appropriate, record increases in a Global Note or authenticate and deliver any Additional PIK Notes delivered to it by the Company under Section 4.01(d) in an aggregate principal amount equal to the Additional PIK Interest Amount with respect to such Interest Payment Date.
          (i) Interest shall accrue on the principal amount of any outstanding Notes at the Cash Interest Rate plus the PIK Interest Rate per annum.
          (j) The Company may further elect to pay Cash Interest due up to three percent (3%) per annum with the issuance of Additional PIK Notes in accordance with Section 2.02, provided notice of such election is provided under subsection (e) of this Section 4.01, and provided further that:
                    (A) Additional PIK Notes were not issued in payment of Cash Interest on each of the last two preceding Interest Payment Dates; and

                    (B) Additional PIK Notes were not issued in payment of Cash Interest on any three preceding Interest Payment Dates.
          (j) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments due hereunder.
Section 4.02 Maintenance of Registrar and Paying Agent.
          The Company shall maintain a Registrar and Paying Agent required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of the Registrar and Paying Agent. If at any time the Company shall fail to maintain a Registrar or Paying Agent or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.
Section 4.03 Corporate Existence.
          Except as otherwise permitted in this Indenture, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its limited liability company existence in accordance with the respective organizational documents of the Company and the material rights (charter and statutory), licenses and franchises of the Company.
Section 4.04 Payment of Taxes and Other Claims.
          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.
Section 4.05 Maintenance of Properties and Insurance.
          (a) The Company shall maintain its properties (including by the repair or replacement thereof) in good working order and condition (including by the repair or replacement thereof) in all material respects (subject to ordinary wear and tear); provided, however, that, subject to Section 4.22, nothing in this Section 4.05 shall prevent the Company from discontinuing the operation and maintenance of any of its properties, or disposing of them, if such discontinuance or disposal is, in the good faith judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company, taken as a whole, and is otherwise permissible under this Indenture.
          (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof.
          (c) The Company shall cause the Collateral Agent to be named as an additional insured and loss payee (as applicable) with respect to all insurance maintained by the Company on the Note Collateral. The Company shall furnish to the Collateral Agent information relating to its property and liability insurance carriers consisting of (1) names of carriers, (2) policy amounts, (3) deductibles, (4) such other information as is customarily contained in “binders” for such insurance, and (5) such other information as may be reasonably requested by the Trustee.
Section 4.06 Compliance Certificate; Notice of Default.
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each calendar year, an Officer’s Certificate stating that a review of the activities of the Company during the preceding calendar year has been made under the supervision of the signing Officers (one of whom shall be the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding calendar year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.
          (b) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee and Collateral Agent an Officer’s Certificate specifying such Default or Event of Default within three (3) Business Days of such Officer becoming aware of such occurrence.
Section 4.07 Compliance with Laws.
          The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such non-compliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company, taken as a whole, or the ability of the Company to perform its material obligations hereunder.
Section 4.08 Reports to Holders.
          (a) So long as any Notes are outstanding, the Company will furnish the Holders of the Notes, with a copy to the Trustee, all reports required under TIA Section 314.
          (b) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, and within fifteen (15) Business Days of receipt of the following by the Company, any of its Subsidiaries or any Officer of the Company, the Company shall, in the manner provided in subsections (c) and (d) of this Section 4.08, furnish the Holders of the Notes, with a copy to the Trustee:
               (1) The Operating Budget;
               (2) all Financial and Operating Data required to be provided to each “Member” as set forth in Section 5.2 of the ITCL LLC Agreement;
               (3) all audited financial information regarding the Company and Magticom, whether prepared on a consolidated basis or otherwise; and,
               (4) copies of this Indenture, the Collateral Documents, the ITCL Purchase and Sale Agreement and ITCL LLC Agreement.
          (c) Public Reports to Holders. The Company shall furnish the following information through the posting of such information on a continuously accessible publicly available website identifiable as being under the control of the Company:
               (1) MIG quarterly and yearly financials, whether audited or unaudited; and,
               (2) copies of this Indenture and the Collateral Documents; and,
               (3) a list of documents available on the Confidential Website, together with (A) a statement that such documents are available for review by Holders and prospective purchasers of Notes upon request to the Trustee, (B) a non-disclosure agreement in the form of Exhibit C (a “Non-Disclosure Agreement”), and (C) contact information for the Trustee, as provided by the Trustee; and,
               (4) all documents and information required to be furnished under subsection (b) of this Section 4.08 that are not “Confidential Information” as that term is used in the Non-Disclosure Agreement, including without limitation, documents and information that have become generally available to the public.
          (d) Confidential Reports to Holders.
               (1) The Company shall furnish all of the information required under subsection (b) of this Section 4.08 (other than information posted under subsection (c) of this Section 4.08) to the Holders of the Notes through the posting of such information on a continuously accessible confidential website (the “Confidential Website”) under the control of the Company.
               (2) The Company shall provide access to the Confidential Website to any Holder that delivers to the Company an executed Non-Disclosure Agreement.
               (3) The Company shall, within ten Business Days of receipt of also provide access to the Confidential Website to any Person that (A) delivers to the Company an executed Non-Disclosure Agreement and (B) certifies in writing that it is capable of purchasing $5 million in face amount of Notes. The certification required under this subsection (d)(3) may be made regardless of whether $5 million in face amount of Notes are actually available for purchase by such Person.
               (4) Within fifteen (15) Business Days of receipt, the Company shall provide the Trustee with (A) a copy of any executed Non-Disclosure Agreements and certifications that it has received under subsections (d)(2) and (3) of this Section 4.08 and (B) either (i) written confirmation that the Holder or Person executing such Non-Disclosure Agreement has been provided access to the website; or (ii) the notice that would otherwise be required under Section 4.06(b).
          (e) The Company will, and will cause its Subsidiaries and agents to, exercise and enforce (or, if applicable, abstain from exercising or enforcing) every right and remedy belonging to or exercisable by the Company, its Subsidiaries and agents, including any and all rights under the ITCL LLC Agreement and ITCL Purchase and Sale Agreement, and otherwise take every action (or abstain from taking action) necessary to obtain all Financial and Operating Data required to be provided to each “Member” as set forth in Section 5.2 of the ITCL LLC Agreement.
          (f) Delivery to the Trustee of the foregoing reports, information and documents, and other reports pursuant to TIA Section 314(a), is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company).

Section 4.09 Waiver of Stay, Extension or Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.10 Limitation on Restricted Payments.
          (a) The Company will not, directly or indirectly:
               (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests of the Company and other dividends, payments or distributions payable to the Company);
               (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company other than those Equity Interests owned by the Company;
               (3) make any payment on or with respect to, or purchase, redeem, repurchase, defease or otherwise acquire or retire for value, any Indebtedness of the Company, except (A) a payment of interest or principal at the Stated Maturity thereof or (B) as permitted in Section 3.09;
               (4) make any Restricted Investment; or,
               (5) acquire or hold any real property (not including leasehold interests) other than the Alabama Real Property;
          (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as “Restricted Payments”).
          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

               (1) the payment, by the Company, of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
               (2) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
               (3) the making of any distributions required to be made by the Company on or after the Issue Date pursuant to the Plan and the Confirmation Order;
               (4) a payment that would otherwise be restricted under subsection (a)(1) or (2) of this Section 4.10, but is permissible under Section 11.05(b)(2).
          (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 4.11 Limitations on Transactions with Insiders, Affiliates, Jokhtaberidze; Modification of ITCL LLC Agreement.
          (a) The Company will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any (a) Affiliate of the Company; (b) Jokhtaberidze or any Jokhtaberidze Entity, (c) Gemstone or (d) any Insiders of the foregoing (each, an “Affiliate Transaction”), unless the transaction is specifically provided for in the Operating Budget (and the transaction occurs within the period to which the Operating Budget applies) or the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)); provided, however, that Restricted Payments that do not violate Section 4.10 will not be deemed to be Affiliate Transactions.
          (b) The Company will, and will cause its Subsidiaries and agents to, exercise and enforce (or, if applicable, abstain from exercising or enforcing) every right and remedy belonging to or exercisable by the Company, its Subsidiaries and agents, including any and all rights under the ITCL LLC Agreement and ITCL Purchase and Sale Agreement, and otherwise take every action (or abstain from taking action) necessary to prevent any modification of the ITCL LLC Agreement, unless the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)).

Section 4.12 Incurrence of Indebtedness and Issuance of Capital Stock, Preferred Stock and Incentive Interests.
          (a) The Company will not (1) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness; (2) issue any shares of Capital Stock or preferred stock or warrants (other than the Warrants), options or other rights to purchase Capital Stock of the Company (“Incentive Interests”); or (3) permit any of its Subsidiaries to incur any Indebtedness or issue any Incentive Interests; unless in each case, the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)):
          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
               (1) Indebtedness represented by the Notes issued on the Issue Date and any PIK Notes and Additional PIK Notes issued from time to time under Section 2.02 of this Indenture;
               (2) the incurrence by the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in full pursuant to Article 8;
               (3) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of standby and other letters of credit, surety, performance, appeal or similar bonds, completion guarantees or similar instruments issued and supporting obligations arising in the ordinary course of business of the Company and its Subsidiaries and not supporting obligations for borrowed money, including in respect of workers’ compensation claims and self-insurance obligations;
               (4) the incurrence of Indebtedness arising from agreements of the Company providing indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred in connection with an ITCL IPO that is otherwise permissible under Section 5.02;
               (5) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or,
               (6) additional Indebtedness of the Company or any of its Subsidiaries (in addition to the Indebtedness incurred pursuant to subsections (b)(1) through (5) of this Section 4.12) in an aggregate principal amount outstanding at any time not to exceed $25,000,000 less (A) Indebtedness of ITCL or any of its Subsidiaries (other than Magticom); and (B) any Magticom Indebtedness as set forth in subsection (c) of this Section 4.12.
          (c) The Company will, and will cause its Subsidiaries and agents to, exercise and enforce (or, if applicable, abstain from exercising or enforcing) every right and remedy belonging to or exercisable by the Company, its Subsidiaries and agents, including any and all rights under the ITCL LLC Agreement and ITCL Purchase and Sale Agreement, and otherwise take every action (or abstain from taking action) necessary to prevent the incurrence of or cause the elimination of Indebtedness (not including Indebtedness in existence on the Issue Date) of Magticom (“Magticom Indebtedness”) in an amount greater than $25,000,000 in the aggregate.
          (d) The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated on a pro rata basis in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.
          (e) Notwithstanding any other provision of this Section 4.12, the maximum amount of Indebtedness that the Company may incur shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
          (f) The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or (2) the principal amount of the Indebtedness, in the case of any other Indebtedness;
Section 4.13 Dividends and Payments from ITC, Magticom.
          (a) The Company will not, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of Magticom to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed by Magticom to the Company or any of its Subsidiaries except those consensual encumbrances or restrictions that exist as of the Issue Date.
          (b) The Company will, and will cause its Subsidiaries and agents to, exercise and enforce (or, if applicable, abstain from exercising or enforcing) every right and remedy belonging to or exercisable by the Company, its Subsidiaries and agents, including any and all rights under the ITCL LLC Agreement and ITCL Purchase and Sale Agreement, and otherwise take every action (or abstain from taking action) necessary to provide for (1) any and all cash held by its Subsidiaries to be deposited in the Note Payments Account immediately; (2) the Minimum Dividend and any and all Surplus Cash (as such terms are defined in Section 2.7(a) of the ITCL LLC Agreement) to be distributed from ITCL to ITC as soon as practicable; and (3) any and all dividends distributed in accordance with clause 2.7(c) of the ITCL LLC Agreement to be distributed from ITCL to ITC as soon as practicable.
Section 4.14 ITC Cellular Change of Control.
          (a) As set forth in the Plan and in the order confirming the Plan, the transactions contemplated by the Plan, including the issuance of Notes pursuant to this Indenture and the grant of security under this Indenture and the Collateral Documents, shall not trigger any “ITC Cellular Change of Control”, as that term is defined in the ITCL LLC Agreement.
          (b) The Company will, and will cause its Subsidiaries and agents to, exercise and enforce (or, if applicable, abstain from exercising or enforcing) every right and remedy belonging to or exercisable by the Company, its Subsidiaries and agents, including any and all rights under the ITCL LLC Agreement and ITCL Purchase and Sale Agreement, and otherwise take every action (or abstain from taking action) necessary to prevent an ITC Cellular Change of Control.
Section 4.15 Post-ITCL IPO Maintenance Covenant.
          Upon and after an ITCL IPO that is permissible under Section 5.02 hereof, if, (i) for more than forty-five (45) days, the aggregate Fair Market Value of Capital Stock of the Listing Vehicle held by the Company and all Subsidiaries of the Company is less than two times the total balance of principal of and accrued interest on the Notes (less amounts held in the Note Payments Account for redemption of Notes at the next subsequent Interest Payment Date pursuant to Section 3.02 and Section 5.02), then (ii) the Company will, within ten (10) Business Days, redeem Notes (or deposit funds in the Note Payments Account) such that the aggregate Fair Market Value of Capital Stock of the Listing Vehicle held by the Company and all Subsidiaries of the Company on such date is more than two times the total balance of principal of and accrued interest on the Notes (less amounts held in the Note Payments Account for redemption of Notes at the next subsequent Interest Payment Date pursuant to Section 3.02 and Section 5.02).
Section 4.16 Limitation on Asset Sales.
          Neither the Company nor its Subsidiaries will consummate an Asset Sale unless:
          (a) in each case, the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)); or,
          (b) (1) the Company receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

               (2) one-hundred percent (100%) of the consideration received in the Asset Sale by the Company or its Subsidiaries is in the form of cash or Cash Equivalents;
               (3) all Net Proceeds are transferred into the Note Payments Account immediately upon or at the closing of such Asset Sale and held by the Collateral Agent as Collateral Monies in the Note Payments Account; and,
               (4) the Company delivers an Officer’s Certificate to the Trustee stating that such Net Proceeds are proceeds of an Asset Sale for purposes of Section 3.03(b)(2)(C).
Section 4.17 Event of Loss.
          In the event of an Event of Loss, the Company shall cause any and all Net Loss Proceeds from such Event of Loss to be immediately transferred into the Note Payments Account and held by the Collateral Agent as Collateral Monies in the Note Payments Account.
Section 4.18 Noteholder Observer at ITCL.
          (a) The Company and its Subsidiaries shall ensure that a Noteholder Manager shall be appointed as one of ITC’s two observers under Section 2.1(a) of the ITCL LLC Agreement (that do not have voting rights) (the “Noteholder Observer”) and shall receive due notice of and the opportunity to have a translator present at the following meetings (each a “Meeting of the Partners”): (1) any meeting of the Board of Directors of ITCL or equivalent meeting of the Partners under Section 2.1(a) of the ITCL LLC Agreement and (2) any meeting (whether in person or by telephone) at which the following are present: (A) at least two of the Directors appointed by ITC to the ITCL Board of Directors, either as a Director or Alternate Director, under Section 2.1(a) of the ITCL LLC Agreement and (B) Jokhtaberidze or any Director appointed by him under section 2.1(a) of the ITCL LLC Agreement held to have material discussions on material decisions related to the business or affairs of Magticom and/or ITCL, including: (i) any material proposed merger transactions, acquisition transactions, financing transactions, or sale transactions; (ii) the IPO contemplated under the PSA; (iii) capital expenditures not contemplated in the Five Year Business Plan of Magticom; or (iv) any of the following as defined in the ITCL LLC Agreement: the Annual Budgets for Magticom or ITCL, a determination of Surplus Cash, the Dividend Policy, the Minimum Dividend, or any dividends payable under the ITCL LLC Agreement.
          (b) If neither Noteholder Manager is reasonably available to serve as the Noteholder Observer with respect to any Meeting of the Partners, a designee reasonably acceptable to the Company and approved by both Noteholder Managers may serve as the Noteholder Observer at such Meeting of the Partners.

Section 4.19 Limitation on Liens.
          The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset, now owned or hereafter acquired (other than Liens arising under this Indenture or the Collateral Documents).
Section 4.20 Business Activities.
          The Company will not engage in any business other than Permitted Business.
Section 4.21 Payments for Consent.
          The Company will not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Indenture Document unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.22 Impairment of Security Interest.
          The Company will not take or omit to take any action that would adversely affect or impair in any material respect the Note Liens in favor of the Trustee with respect to the Note Collateral. The Company will not grant to any Person (other than the Trustee), or permit any Person (other than the Trustee) to retain, any interest whatsoever in the Note Collateral. The Company will not enter into any agreement that requires the proceeds received from any sale of Note Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Documents.
Section 4.23 Limitation on Sale and Leaseback Transactions.
          The Company will not enter into any Sale and Leaseback Transaction.
Section 4.24 After-Acquired Property.
          If at any time the Company acquires or otherwise owns any After-Acquired Property, no later than the date that is thirty (30) days after the Company or any Subsidiary of the Company acquires or first owns such After-Acquired Property (and subject to any provision hereof requiring any earlier action), the Company shall: (a) cause a valid and enforceable and perfected first priority Lien in or on such After-Acquired Property to have vested in the Collateral Agent as security for the Note Obligations; and (b) have executed and delivered to the Collateral Agent the documents and certificates required by Section 10.01(g) or any other provision of this Indenture; and thereupon all provisions of this Indenture relating to the Note Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
Section 4.25 Further Assurances.
          (a) The Company shall, and shall cause each of its Subsidiaries to:
               (1) promptly furnish to the Collateral Agent (for the benefit of the Trustee and the Holders) from time to time, at the sole cost and expense of the Company, all such agreements, instruments, statements and schedules further identifying and describing the property intended to be Note Collateral or the obligations intended to be secured by the Collateral Documents and such other reports in connection with the Note Collateral, in each case, as the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class may reasonably request by written notice delivered to the Company, all in such detail as the Trustee or such Holders may reasonably request; and
               (2) at any time and from time to time, at the sole cost and expense of the Company, promptly and duly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further notice filings, agreements, acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, and take such further actions, as the Collateral Agent or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class may reasonably request from time to time in order to (A) carry out more effectively the purposes of any Collateral Document, (B) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests intended to be covered by any of the Collateral Documents, (B) perfect and maintain the validity, perfection, enforceability and priority of any of the Collateral Documents and the Liens intended to be created thereby, or (D) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Collateral Agent under the Collateral Documents.
          (b) Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company shall, and shall cause each of its Subsidiaries to, (1) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Company or such Subsidiary, as applicable, and during normal business hours, to visit and inspect the Company or any of the property of the Company or such Subsidiary, as applicable, to review, make extracts from and copy the books and records of the Company or such Subsidiary relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company or such Subsidiary, as applicable, and (2) deliver to the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Agent may reasonably request. The Company will promptly reimburse the Trustee and Collateral

Agent for all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.
Section 4.26 ITC Co-Obligor.
          ITC assumes, as a co-obligor on a joint and several basis with the Company, all obligations and covenants of the Company under this Indenture and the Notes, including for the due and punctual payment of the principal and interest on all Notes issued or to be issued pursuant to the Indenture and the performance or observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Company.
Section 4.27 Replacement of Noteholder Manager; Consent of Sole Noteholder Manager Sufficient.
          (a) Upon the proposed removal or resignation of any Noteholder Manager, or at any time that less than two Noteholder Managers are currently serving, the Company shall (a) deliver to the Trustee a request for proposal of a replacement (a “Replacement Request”) containing (1) a brief explanation of the circumstances leading to the request; (2) the number of Noteholder Managers for whom a replacement is to be selected in accordance with Section 7.14 and (3) a summary of the terms of employment of the Noteholder Manager to be replaced and the terms of the director’s liability insurance that would cover any replacement Noteholder Manager; and (b) perform all acts required of the Company under Section 7.14.
          (b) If at any time only one Noteholder Manager is currently serving, any provision in this Indenture requiring the consent or approval of both Noteholder Managers shall be satisfied if the consent or approval of the sitting Noteholder Manager is obtained in the manner provided for in such provision.
Section 4.28 Capital Stock.
          Neither the Company nor any of its Subsidiaries shall (i) pay or declare a dividend or make a distribution on its Capital Stock payable in such Capital Stock; (ii) subdivide, split, reclassify or recapitalize its Capital Stock; (iii) issue, cancel or otherwise retire any of its Capital Stock or warrants to purchase such Capital Stock (other than the Warrants); (iv) create, whether by reclassification of Capital Stock, the Warrants or otherwise, any class of equity interest other than its Capital Stock in existence as of the Issue Date; (v) declare a distribution to holders of Capital Stock payable in debt securities, assets or other property, other than distributions payable exclusively in cash and otherwise specifically permitted under this Indenture; or (vi) enter into any agreement to do any of the foregoing; unless in each case, the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)).

ARTICLE 5
MERGER, CONSOLIDATION AND SALE OF MAGTICOM INTEREST
Section 5.01 Merger, Consolidation and Sale of Assets.
          The Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to (a) consolidate or merge with or into another Person; (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company, taken as a whole, in one or more related transactions; (c) permit ITCL to (1) consolidate or merge with or into another Person, or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of ITCL, taken as a whole, in one or more related transactions; or, (d) permit Magticom to (1) consolidate or merge with or into another Person, or (2) sell, assign, transfer, convey or otherwise dispose of, or cause or permit the disposition of, all or substantially all of the properties and assets of Magticom, taken as a whole, in one or more related transactions; except (x) as set forth in Section 5.02 or Section 5.03 or (y) if net proceeds from the consummation of the applicable transaction are promptly deposited in the Note Payments Account to defease or to satisfy and discharge the Notes in full pursuant to Article 8.
Section 5.02 ITCL IPO.
          (a) Regardless of Section 5.01 or any covenants in Article 4, the Company, and any Subsidiaries of the Company, may permit or cause, as applicable, an “IPO” under the ITCL Purchase and Sale Agreement (an “ITCL IPO”), provided all of the following conditions are met:
               (1) the ITCL IPO (A) occurs on an exchange approved by both Noteholder Managers and (B) is underwritten by (i) any one or more of the following Persons: [[list of underwriters identified herein to be agreed upon by the Company and Committee, which list shall include Lazard]], or otherwise, (ii) any other underwriter selected by the Company with the approval of both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b);
               (2) the organizational documents of the Listing Vehicle provide that all cash held by the Listing Vehicle available for distribution under applicable law shall be distributed or dividended to the holders of its Capital Stock on at least a quarterly basis;
               (3) subject to subsection (b) of this Section 5.02, all of the net cash proceeds payable to ITC on account of its Capital Stock in the “Listing Vehicle” (as such term is used in the ITCL Purchase and Sale Agreement) are deposited as Collateral Monies in the Note Payments Account;

               (4) in accordance with Section 4.24 of this Indenture and the Collateral Documents, the Company and ITC cause all Capital Stock in the Listing Vehicle (or any successor thereof) held by ITC at any time to be pledged to the Collateral Agent and held by the Escrow Agent (as such term is defined in the Escrow Agreement) pursuant to a stock pledge agreement and stock escrow agreement substantially similar to the Pledge Agreements and Escrow Agreement;
               (5) the ITCL IPO, on a pro forma basis, as determined by the initial offering price set by the underwriter, will not result in a violation of the covenant contained in Section 4.15; and,
               (6) none of the shares of the Listing Vehicle are sold to CaucusCom, Sun Capital or Salford or any Affiliates of the foregoing.
          (b) On or after thirty (30) days subsequent to the date of the ITCL IPO or any subsequent sale of shares in the Listing Vehicle by the Company (the “Date of Sale”), and if the number of shares of Capital Stock in the Listing Vehicle have traded on a daily basis at equal to or greater than 0.5% of the total issued shares on the market (not including shares held by the Company, any MIG Affiliates, Jokhtaberidze or a Jokhtaberidze Entity, or Gemstone) for each of the thirty (30) days subsequent to the Date of Sale, if (i) the Fair Market Value of Capital Stock in the Listing Vehicle held by the Company (or a Subsidiary of the Company) is equal to or greater than three times the amount of all principal and accrued interest on the Notes on the Date of Sale (less 70% of the proceeds deposited under Section 5.02(a)(3) or Section 4.16, as applicable), then (ii) 30% of the proceeds deposited under Section 5.02(a)(3) (or Section 4.16, with respect to subsequent sales) may be released by the Collateral Agent and deposited at the Company’s direction for distribution to CaucusCom. For purposes of the foregoing sentence, Fair Market Value of the Capital Stock of the Listing Vehicle shall be the lowest Volume Weighted Average Price at which such Capital Stock is traded on the exchange over the thirty (30) days subsequent to the Date of Sale. In releasing Collateral Monies in accordance with this section, the Collateral Agent shall be permitted to rely on a written resolution of the Company’s Board of Directors certifying that the foregoing requirements are met, which resolution is approved and executed by both Noteholder Managers).
Section 5.03 Magticom Merger or Acquisition.
          The Company shall not, and shall not permit ITC or any of the Company’s Subsidiaries to, consent to a proposed Merger Transaction related to Magticom unless, at or prior to closing of any such Merger Transaction, the Company obtains and delivers to the Trustee a written resolution of its Board of Directors approving such transaction, which resolution is approved and executed by both Noteholder Managers (subject to Section 4.27(b) and Section 6.05(b)); provided, however, this Section 5.03 shall not apply and the consent of both Noteholder Managers to a Merger Transaction shall not be required if: (a)(1) the closing of the Merger Transaction occurs prior to the third anniversary of the Issue Date and the sum of the aggregate merger consideration from all

Merger Transactions related to Magticom from and after the Issue Date plus the merger consideration from the proposed Merger Transaction is less than $25 million, or (2) the closing of the Merger Transaction occurs on or after the third anniversary of the Issue Date and the sum of the aggregate merger consideration from all Merger Transactions related to Magticom from and after the third anniversary of the Issue Date plus the merger consideration from the proposed Merger Transaction is less than $25 million; or (b) the Board of Directors of the Company, ITC or ITCL concludes that its consent to the proposed Merger Transaction is necessary to satisfy their respective fiduciary obligations, or (c) net proceeds from the consummation of the proposed Merger Transaction are promptly deposited in the Note Payments Account to defease or to satisfy and discharge the Notes in full pursuant to Article 8. For the avoidance of doubt, satisfaction of the conditions in subsections (a) and/or (b) of this Section 5.03 affects only the covenants contained in this Section 5.03 and any Merger Transaction related to Magticom may be subject to or implicate other provisions of this Indenture and the Collateral Documents, including without limitation Section 4.12.
ARTICLE 6
DEFAULT AND REMEDIES
Section 6.01 Events of Default.
          Each of the following is an “Event of Default” (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):
          (a) the failure to pay interest on any Notes when the same becomes due and payable, and such failure continues for a period of thirty (30) days;
          (b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;
          (c) failure to perform or comply with any of the provisions of Article 5;
          (d) failure by the Company or any of its Subsidiaries to perform any covenant or agreement in the Indenture Documents (other than any default described in clause (a), (b) or (c) above), and such failure continues for a period of thirty (30) consecutive days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;
          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the Issue Date (but excluding Indebtedness owing to the Company), if

               (1) in each case, the principal (or face) amount of any such Indebtedness so due and payable, together with the principal (or face) amount that is so due and payable of any other such Indebtedness under which there has been a default, aggregates to $5,000,000 or more; and,
               (1) the default
                    (A) is caused by a failure to pay any portion of the principal (or effect any cash collateralization of letters of credit when required) of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
                    (B) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or applicable Subsidiary of the Company of notice of any such acceleration);
          (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries, that is enforceable in a state or federal court of the United States of America, to the extent not covered or paid by insurance, in an amount in excess of $10,000,000 (or in the case of a judgment or judgments arising from the imposition of a Tax on the conversion of the Company from MIG, Inc. in accordance with the Plan, $12,000,000), which judgments are not paid, waived, satisfied, discharged or stayed for a period of twenty (20) consecutive days after the date on which the right to appeal has expired.
          (g) the denial or disaffirmation by the Company or any of its Subsidiaries, or any Person acting on behalf of any of them, in writing, of any material obligation of the Company or any of its Subsidiaries set forth in or arising under any Collateral Document (other than by reason of a release from such obligation or the Note Lien related thereto in accordance with the terms of this Indenture and the Collateral Documents);
          (h) the Company, any of its Subsidiaries, ITCL or Magticom (1) commences a voluntary case or proceeding under the Bankruptcy Code with respect to itself (or themselves), (2) consents to, acquiesces or fails to reasonably defend the entry of a judgment, decree or order for relief against it (or them) in an involuntary case or proceeding under the Bankruptcy Code, (3) consents to the appointment of a Custodian of it (or them) or for substantially all of its (or their) property, (4) consents to, acquiesces or fails to reasonably defend the institution of a bankruptcy or an insolvency proceeding against it (or them), (5) makes a general assignment for the benefit of its (or their) creditors or (6) takes any corporate action to authorize or effect any of the foregoing;
          (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Subsidiaries , ITCL or Magticom in an

involuntary case or proceeding under the Bankruptcy Code, which shall (1) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or its Subsidiaries, (2) appoint a Custodian of the Company or such Subsidiary or for substantially all of its (or their) property or (3) order the winding-up or liquidation of its (or their) affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
          (j) except as a result of the release of any Lien in accordance with the terms of this Indenture and the Collateral Documents, any Lien purported to be created by any Collateral Document with respect to any Note Collateral that, individually or in the aggregate, has a Fair Market Value in excess of $1,000,000: (1) ceases to be in full force and effect, (2) ceases to give the Collateral Agent, for the benefit of the holders of the Note Obligations, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first priority security interest in and Lien on all of the Note Collateral thereunder) in favor of the Collateral Agent, or (3) is asserted by the Company not to be, a valid, perfected, first priority security interest in or Lien on the Note Collateral covered thereby;
          (k) regardless of whether the covenants in Article 4 are satisfied, a Noteholder Manager (or its designee) shall fail to be appointed as a Noteholder Observer to (1) any meeting of the Board of Directors of ITCL or equivalent meeting of the Partners, under Section 2.1(a) of the ITCL LLC Agreement; or (2) any Meeting of the Partners, as defined in Section 4.18; or shall fail to receive due notice of either of the foregoing or be denied the use of a translator at any of the foregoing; provided, however, no Event of Default shall occur if, as determined by both Noteholder Managers, substantially the same information as could have been afforded to a Noteholder Observer at such Meeting of the Partners is provided to each Noteholder Manager within a reasonable time;
          (l) regardless of whether the covenants in Article 4 are satisfied, the ITCL LLC Agreement shall be modified without the Company otherwise obtaining and delivering to the Trustee a resolution of its Board of Directors set forth in an Officer’s Certificate that certifies that such Affiliate Transaction has been approved by both Noteholder Managers; provided, however, if net proceeds resulting from the modification are promptly deposited in the Note Payments Account to defease or to satisfy and discharge the Notes in full pursuant to Article 8, then this Section 6.01(l) shall not apply to such modification and the consent of both Noteholder Managers to such modification shall not be required; and,
          (m) the Capital Stock of Yola or Gtel, directly or indirectly, whether by sale, mortgage, pledge, hypothecation, assignment, grant of lien, or other transfer is conveyed, in one or a series of transactions, to one or more Persons that is not a holder thereof as of the Issue Date; provided, however, the foregoing shall not constitute an Event of Default if at the time of the transaction: (1) no Additional PIK Notes are outstanding; (2) there is no existing Default or Event of Default under this Indenture that has not been cured; and (3) the Company obtains and delivers to the Litigation Trustee a written resolution of the Board of Directors of ITCL approving a modification of the ITCL LLC Agreement effective as of the date of the proposed transaction which resolution (A) has been approved and duly executed by all directors of ITCL including Jokhtaberidze, and either (B)(i) is approved in form and substance by the Litigation Trustee, or (ii) states as follows, in which case the Litigation Trustee shall be deemed to approve such resolution: “The ITCL LLC Agreement and related Purchase and Sale Agreement (“PSA”) are hereby amended to provide for a new definition of ‘ITCL Cellular Change of Control’ to add the following exception to events that may trigger such Change of Control: ‘following an Event of Default under the Senior Notes issued by MIG under its Plan of Reorganization, the Indenture Trustee of the Senior Notes shall be permitted to exercise all rights, title and interest in the Collateral granted as security for the Senior Notes under the Indenture and all related collection remedies, and no actions taken thereafter to enforce such rights and collection remedies under the Indenture against any of the Collateral shall cause an ITC Cellular Change of Control.’”
Section 6.02 Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) shall occur and be continuing and has not been waived, the Trustee may, or at the written direction of Holders of at least 25% in aggregate principal amount of outstanding Notes voting as a single class shall, declare all unpaid principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
          (b) If an Event of Default specified in Section 6.01(h) or (i) shall occur and be continuing, then all unpaid principal of and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (c) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(e) has occurred and is continuing, such declaration of acceleration of the Notes shall be automatically rescinded and annulled and such Event of Default under Section 6.01(e) shall be deemed not to have occurred or be continuing if both (1) either (x) the default giving rise to such Event of Default pursuant to Section 6.01(e) shall be remedied or cured pursuant to the terms of, or waived by the holders of, such Indebtedness or any consequent acceleration of such Indebtedness shall be rescinded, annulled or otherwise cured or (y) such Indebtedness shall have been discharged in full, in the case of clause (x) or (y), within 30 days after such declaration of acceleration of the Notes with respect thereto and (2) (A) the rescission and annulment of such acceleration of the Notes would not conflict with any judgment or decree and (B) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of such acceleration of the Notes, have been cured or waived.

          (d) At any time after a declaration of or automatic acceleration with respect to the Notes as described in Section 6.02(a) and (b), the Holders of a majority in principal amount of the Notes voting as a single class may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default, other than nonpayment of principal or interest on the Notes that has become due solely because of the acceleration of the Notes, have been cured or waived; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid each of the Trustee and the Collateral Agent its reasonable compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and its advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in specified in Section 6.01(h) or (i), the Trustee shall have received an Officer’s Certificate that such Event of Default has been cured or waived together with evidence confirming the requisite majority vote of the Holders. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03 Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, or any Collateral Document or to direct the Collateral Agent to exercise remedies with respect to the Note Collateral.
          (b) The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
          (c) If an Event of Default occurs, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to the Trustee under this Indenture, will be entitled to take (or instruct the Collateral Agent to take) such actions as the Trustee deems advisable to protect and enforce the rights of the Trustee, the Collateral Agent and the Holders in the Note Collateral; including, without limitation, the institution of foreclosure proceedings in accordance with the Collateral Documents and applicable law or taking possession of the Capital Stock of ITC from the Stock Escrow Agent as provided in the Pledge Agreements and Escrow Agreement.
          (d) The Trustee will apply (or instruct the Collateral Agent to apply) the proceeds received by the Collateral Agent or the Trustee from any disposition of the Note Collateral in accordance with the provisions of Section 6.10.

Section 6.04 Waiver of Past Defaults.
          Subject to Section 2.09, Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may, on behalf of the Holders of all the Notes, rescind an acceleration or waive (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, Notes) any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c) or (d)) a default in the payment of the principal of or interest on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases to exist and is deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Notes and the Collateral Documents, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
          (a) Subject to Section 2.09 and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law, this Indenture, the Notes, or the Collateral Documents, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).
          (b) At any time that no Noteholder Managers are currently serving, subject to Section 2.09 and applicable law, the approval of Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may be substituted for the consent of both Noteholder Managers in any provision of this Indenture and the Collateral Documents requiring such consent.

Section 6.06 Limitation on Holders’ Rights to Pursue Remedies.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
               (1) such Holder gives to the Trustee written notice of a continuing Event of Default;
               (2) subject to Section 2.09, Holders of at least 25% in aggregate principal amount of the outstanding Notes voting as a single class make a written request to the Trustee to institute proceedings in respect of that Event of Default;
               (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
               (5) during such 60 day period the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.
          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section 6.07 Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if, and to the extent, the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Note Lien upon any Note Collateral.
Section 6.08 Collection Suit by Trustee, Collateral Agent.
          If an Event of Default in payment of principal of or interest specified in Section 6.01(a) or (b) shall occur and be continuing, the Trustee and the Collateral Agent may recover judgment (1) in its own name and (2) (x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under Section 7.07 and the Collateral Agent under the Collateral Documents.
Section 6.09 Trustee May File Proofs of Claim.
          The Trustee and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or Collateral Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Agent any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due any such Person under the Collateral Documents and Section 7.07. The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
          (a) If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
               First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation and expenses, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection, including, without limitation, the reasonable attorneys’ fees of the Trustee, the Collateral Agent, the Paying Agent and the Registrar);

               Second: if Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to such Holders for their collection costs;
               Third: to the Holders for amounts due and unpaid on the Notes for principal and accrued interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and accrued interest respectively; and
               Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct;
          (b) The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
          All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted to be taken by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes voting as a single class.
Section 6.12 Restoration of Rights and Remedies.
          If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or such Holder, then (and in every such case), subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.
Section 6.13 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.14 Delay or Omission not Waiver.
          No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
          The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein or in any Collateral Document. In acting as Collateral Agent, the Collateral Agent may rely upon, and shall be entitled to the benefits of and to enforce, each and all of the rights, powers, immunities, indemnities and benefits (subject to compliance with any related duties or responsibilities) of the Trustee under this Article Seven.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
               (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and
               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculation or other facts stated herein.
          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (1) this paragraph does not limit the effect of clause (b) of this Section 7.01;
               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05. Sections 7.01(c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are herein expressly excluded from this Indenture, as permitted by the TIA.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability or expense. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture or the Collateral Documents at the request of any Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against such risk, liability or expense.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.
          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.
          (g) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, the Paying Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 7.02 Rights of Trustee.
          Subject to Section 7.01:
          (a) In the absence of bad faith on its part, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person; provided, however, in case of any such resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, note or other paper or document which by the provisions of hereof are furnished to the Trustee, the Trustee shall examine such document to determine whether such document conforms to the requirements of this Indenture. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 12.04 and Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and in good faith.
          (d) The Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.
          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney, and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Article Four or Five.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect as of the date thereof.
          (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trust Officer or the Trustee shall have received from the Company or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 12.02, and such notice references the Notes and this Indenture.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (k) The permissive right of the Trustee to take any action under this Indenture or any Collateral Document shall not be construed as a duty to so act.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.04 Trustee’s Disclaimer.
          (a) The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Documents, it shall not be accountable for the Company’s use of the proceeds from the Notes and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Documents or any other documents connected with the issuance of the Notes other than the Trustee’s certificate of authentication, and the Trustee assumes no responsibility for their correctness.

          (b) Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Note Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Note Collateral in its possession if the Note Collateral is accorded treatment substantially equal to that which it accords its own property.
          (c) The Trustee and the Collateral Agent each makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Note Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Note Collateral created or intended to be created by any of the Collateral Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Note Collateral, any Collateral Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company to the Note Collateral, for insuring the Note Collateral or for the payment of taxes, charges, assessments or Liens upon the Note Collateral or otherwise as to the maintenance of the Note Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Document by the Company or any other Person that is a party thereto or bound thereby.
     Section 7.05 Notice of Default.
          If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof or has received written notice thereof from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company and the Litigation Trustee (provided the Litigation Trust has not been terminated), notice of the Default or Event of Default within 90 days after the occurrence thereof unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note, and except in the case of a failure to comply with Article 5, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.
     Section 7.06 Reports by Trustee to Holders.
          (a) Within 60 days after each May 15, beginning with May 15, 2011, the Trustee shall, to the extent that any of the events described in TIA Section 313(a)

occurred within the previous twelve (12) months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).
          (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.
          (c) The Company shall promptly notify the Trustee if the Notes become listed, quoted on or delisted from any stock exchange or market and the Trustee shall comply with TIA Section 313(d).
     Section 7.07 Compensation and Indemnity.
          (a) The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as the Trustee, Collateral Agent, Paying Agent, Registrar and the Company shall have agreed in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture or the Collateral Documents, except any such expenses, disbursements and advances as may be attributable to such Indemnified Party’s negligence, bad faith or willful misconduct. Such expenses, disbursements and advances shall include the reasonable fees, expenses, disbursements and advances of each of such Indemnified Party’s agents and counsel.
          (b) The Company hereby agrees to indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and hold each of them harmless against, any loss, damage, cost, claim, liability or expense (including taxes, other than taxes based on the income of such Person) incurred by any of them except for such actions, to the extent caused by any negligence (or, in the case of the Collateral Agent, gross negligence), bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture or the Collateral Documents or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The relevant Indemnified Party shall notify the Company (with a copy to the Trustee) promptly of any claim asserted against such Indemnified Party for which such Indemnified Party may seek indemnity hereunder or under the Collateral Documents. Failure by an Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent failure to so notify the Company materially affects its ability to defend against the claim. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the

Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party, which approval shall not be unreasonably withheld. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by an Indemnified Party through its negligence, bad faith or willful misconduct.
          (c) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, in its capacity as such, for any amount owing it or any predecessor Trustee, except money or property held in trust to pay principal of or interest on any particular Notes.
          (d) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code.
          (e) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Documents or the resignation or removal of the Trustee.
          (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     Section 7.08 Replacement of Trustee.
          (a) The Trustee may resign upon 45 days’ prior written notice to the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a resolution of the Board of Directors, reflecting the consent of both Noteholder Managers, may remove the Trustee if:
               (1) the Trustee fails to comply with Section 7.10 or TIA Section 310;
               (2) the Trustee is adjudged bankrupt or insolvent;

               (3) a Custodian or other public officer takes charge of the Trustee or its property; or
               (4) the Trustee becomes incapable of acting with respect to the Notes.
          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the Lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes voting as a single class may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
          (e) If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b)(iii) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g) Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger, Etc.
          (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.
          (b) In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
     Section 7.10 Eligibility; Disqualification.
          (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.
          (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall (1) eliminate such conflict within 90 days, (2) apply to the SEC for permission to continue as Trustee hereunder (if this Indenture has been qualified under the TIA) or (3) resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.
     Section 7.11 Preferential Collection of Claims Against Company.
          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 7.12 Trustee as Collateral Agent and Paying Agent.
          References to the Trustee in Sections 7.01(e), 7.02, 7.03, 7.04, 7.07 and 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Collateral Agent and Paying Agent.
     Section 7.13 Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent.
          (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Note Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding voting as a single class, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Note Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.
          (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
          (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
               (1) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.
               (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.
               (3) The Trustee at any time, by an instrument in writing executed and delivered by it, with the concurrence of the Company evidenced by a resolution of the Company’s Board of Directors, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.
               (4) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any other such trustee or collateral agent hereunder.
               (5) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.
     Section 7.14 Removal and Replacement of Noteholder Manager.
          (a) If at any time the Trustee receives written instructions executed by Holders of at least a majority in aggregate principal amount of Notes outstanding (without taking into account Notes held by Disregarded Noteholders) requesting that any currently serving Noteholder Manager be removed, then, provided such request also identifies a good faith proposal for one or more Noteholder Manager Designee(s): (1) the Trustee shall immediately transmit such written instructions to the Company, (2) no vote of such currently serving Noteholder Manager shall be effective under any provision of this Indenture requiring the consent or approval of such Noteholder Manager and such currently serving Noteholder Manager shall be deemed not to be currently serving for purposes of Section 4.27(b) and Section 6.05(b), and (3) as soon as practicable, the Company shall take all required action under its governing documents to remove such Noteholder Manager from the Board of Directors of the Company.

          (b) If at any time the Trustee receives written instructions executed by Holders of at least a majority in aggregate principal amount of Notes outstanding (without taking into account Notes held by Disregarded Noteholders), that identify a proposal for Noteholder Manager Designee (including any instructions received under subsection (a) of this Section 7.14), the Trustee shall transmit such instructions to the Company and, unless the Company advises the Trustee in writing within ten (10) days that such proposed Noteholder Manager Designee is not reasonably acceptable to the Company, then the subsection (c)(1)-(5) of this Section 7.14 shall not apply and the Noteholder Manager Designee for purposes of subsection (c)(6) of this Section 7.14 shall be the person identified by the Holders under this subsection (b).
          (c) Upon receipt of a Replacement Request under Section 4.27 or removal instructions from Holders under subsection (a) of this Section 7.14, and provided the Trustee has not received instructions from Holders under subsection (b) of this Section 7.14 identifying a Noteholder Manager Designee reasonably acceptable to the Company, the Trustee shall, in the manner set forth below, and at the expense of the Company, solicit from the Holders of Notes (other than Disregarded Noteholders) proposed candidates for serving as a Noteholder Manager:
               (1) First,
                    (A) The Trustee shall send to each of the ten (10) largest Holders of Notes (other than Disregarded Noteholders and determined by principal amount outstanding as of the date of the Replacement Request): (i) a copy of the Replacement Request and all materials provided by the Company therewith; (ii) a recitation of the terms of the voting process set forth in this Section 7.14; (iii) a notice that any candidate to be appointed must be reasonably acceptable to the Company; and (iv) a form (“Candidate Submission Form”), together with a self-addressed postage pre-paid envelope, requesting at least one candidate for Noteholder Manager (for each existing or impending vacancy) that would be acceptable to such Holder.
                    (B) The Candidate Submission Form shall state clearly that the proposed candidate will be considered for appointment as a Noteholder Manager only if the Candidate Submission Form is actually received by the Trustee within fifteen (15) days of the date that the Candidate Submission Forms were sent pursuant to subparagraph (A) and contains (i) information sufficient to allow a reasonable person to assess the qualifications of such candidate for the position of Noteholder Manager and (ii) a verification signed by the proposed candidate that she is willing to serve and will negotiate in good faith with the Company regarding the terms of her employment if selected.
                    (C) The Company shall provide any and all information relating to the position of Noteholder Manager as reasonably requested by any Holder receiving the materials under this subsection (c)(1).

               (2) Second, as soon as practicable, the Trustee shall transmit all Candidate Submission Forms returned from Holders (that satisfy the conditions of subsection (c)(1)(B) of this Section 7.14) to (x) the Company and (y) the Litigation Trustee. The Company and the Litigation Trustee shall negotiate in good faith regarding the selection of three (3) candidates reasonably acceptable to the Company (or a lesser number if three acceptable candidates are not available) to be voted on by Holders of Notes pursuant to subsection (4) of this Section 7.14.
               (3) Third, within ten (10) days of receipt of materials from the Trustee under subsection (c)(2) of this Section 7.14, the Company shall provide the Trustee with (A) a list of the candidates agreed upon by the Company and the Litigation Trustee under subsection (c)(2) of this Section 7.14 (the “Eligible Candidates”), (B) an Officer’s Certificate affirming that such candidates are acceptable to the Company, and (C) an acknowledgement signed by the Litigation Trustee affirming that such candidates are acceptable to the Litigation Trustee.
               (4) Fourth, as soon as practicable after receipt by the Trustee of the list of Eligible Candidates under subsection (c)(3) of this Section 7.14, the Trustee shall send to each of the Holders of Notes a ballot, together with a self-addressed postage pre-paid envelope and a copy of the Candidate Submission Form and supporting materials applicable to each Eligible Candidate, requesting that the Holder cast a vote for each Eligible Candidate that is acceptable to such Holder and stating which Eligible Candidate is such Holder’s first preference and, if applicable, such Holder’s second and third preference. The ballot will provide the Holder with the option of voting to reject one or all Eligible Candidates and contain a recitation of the voting tabulation rules set forth in subsection (c)(5) of this Section 7.14 and advise the Holder that, to be counted, such ballot must be signed by the Holder and returned to the Trustee so as actually received by the Trustee on or before the date that is fifteen (15) days from the date ballots were sent.
               (5) Fifth,
                    (A) As soon as practicable after the twenty-first day from the date ballots were sent, the Trustee shall tabulate the votes of Holders and identify the “Noteholder Manager Designee” in the manner set forth below, with each vote by a Holder being first multiplied by the aggregate outstanding principal amount of Notes held by such Holder on the date of the Replacement Request:
                         (i) if one Eligible Candidate received more first place votes than any other, it shall be the Noteholder Manager Designee; otherwise,
                         (ii) if more than one Eligible Candidate received the same number of first place votes; then the one that received the most second place votes shall be the Noteholder Manager Designee; otherwise,

                         (iii) if more than one Eligible Candidate received the same number of first place votes and second place votes, then the one that received the most third place votes shall be the Noteholder Manager Designee; otherwise,
                         (iv) if more than one Noteholder Manager Designee is required to be selected, the Trustee shall select a second Noteholder Manager Designee pursuant to the foregoing (i), (ii) and (iii), but without consideration of the votes of the already selected Noteholder Manager Designee.
                    (B) If the foregoing subsections (c)(5)(A)(i), (ii), (iii) and (iv) are insufficient to provide for selection of a Noteholder Manager Designee, the Trustee shall notify the Litigation Trustee and the Litigation Trustee shall select the Noteholder Manager Designee from the list of Eligible Candidates in its sole discretion; provided, however, if Holders of not less than a majority of the outstanding principal amount on the Notes have affirmatively rejected each Eligible Candidate, in which case the Trustee shall send the materials referenced in subsection (c)(1) to each of the thirty (30) largest Holders of Notes (other than Disregarded Noteholders and determined by principal amount outstanding as of the date of the Replacement Request) and proceed according to subsection (c)(2) upon receipt of Candidate Submission Forms.
                    (C) Upon selecting Noteholder Manager Designees sufficient to fill all existing or impending vacancies in accordance with subsections (c)(5)(A) and (B) of this Section 7.14, the Trustee shall notify the Company of the identity of each such Noteholder Manager Designee and, upon request, provide the Company with a copy of all ballots received under subsections (c)(4) of this Section 7.14.
               (6) Finally, as soon as practicable with respect to any vacancy, or upon the occurrence of an impending vacancy, the Company shall take all required action under its governing documents to admit each Noteholder Manager Designee identified by the Trustee in subsection (c)(5)(C) of this Section 7.14 as a Noteholder Manager.
          (d) Should the execution of the foregoing subsections (c) of this Section 7.14 not result in the selection of a Noteholder Manager Designee for each existing or impending vacancy, the Trustee shall send the materials referenced in subsection (c)(1) of this Section 7.14 to each and every Holder of Notes and identify a Noteholder Manager Designee in the same fashion based upon any Candidate Submission Forms returned by such Holders.
     Section 7.15 Constitution and Replacement of Litigation Trust Advisory Board.
          (a) If at any time, a Litigation Trust Advisory Board is currently serving and the Trustee receives written instructions executed by Holders of at least a majority in aggregate principal amount of Notes outstanding (without taking into account

Notes held by Disregarded Noteholder) requesting that any currently serving member of the Litigation Trust Advisory Board (an “Advisory Board Member”) be removed, then (1) the Trustee shall immediately transmit such written instructions to the Litigation Trustee, (2) no vote of such currently serving Advisory Board Member shall be effective under any provision of this Indenture or the Litigation Trust Agreement requiring the consent or approval of such Advisory Board Member; and (3) as soon as practicable, the Litigation Trustee shall take all required action under the Litigation Trust Agreement to remove such Advisory Board Member from the Litigation Trust Advisory Board.
          (b) If at any time the Trustee receives written instructions executed by Holders of at least a majority in aggregate principal amount of Notes outstanding (without taking into account Notes held by Disregarded Noteholder), that identify a proposal for Advisory Board Member Designee, the Trustee shall transmit such instructions to the Litigation Trustee and subsection (c)(1)-(5) of this Section 7.15 shall not apply and the Advisory Board Member Designee for purposes of subsection (c)(6) of this Section 7.15 shall be the person identified by the Holders under this subsection (b).
          (c) If a Default or an Event of Default occurs and is continuing and if the Trustee receives (x) a request to constitute the Litigation Trust Advisory Board from the Litigation Trustee pursuant to Section 6 of the Litigation Trust Agreement or (y) removal instructions from Holders under subsection (a) of this Section 7.15 (each a “Request for Advisory Board Member”), then the Trustee shall, in the manner set forth below, and at the expense of the Company, solicit from the Holders of Notes (other than Disregarded Noteholders) proposed candidates for serving as an Advisory Board Member:
               (1) First,
                    (A) The Trustee shall send to each of the ten (10) largest Holders of Notes (other than Disregarded Noteholders and determined by principal amount outstanding as of the date of the Request for Advisory Board Member): (i) a copy of the Request for Advisory Board Member and all materials provided by the Litigation Trustee therewith; (ii) a recitation of the terms of the voting process set forth in this Section 7.15; (iii) a copy of the Litigation Trust Agreement; and (iv) a form (“Advisory Board Candidate Submission Form”), together with a self-addressed postage pre-paid envelope, requesting at least one candidate for Advisory Board Member (for each existing or impending vacancy) that would be acceptable to such Holder.
                    (B) The Advisory Board Candidate Submission Form shall state clearly that the proposed candidate will be considered for appointment as a Advisory Board Member only if the Advisory Board Candidate Submission Form is actually received by the Trustee within sixty (60) days of the date of the Request for Advisory Board Member and contains (i) information sufficient to allow a reasonable person to assess the qualifications of such candidate for the position of Advisory Board Member and (ii) a verification signed by the proposed candidate that she is willing to serve.

                    (C) The Litigation Trustee shall provide any and all information relating to the position of Advisory Board Member as reasonably requested by any Holder receiving the materials under this subsection (c)(1).
               (2) Second, as soon as practicable after the sixtieth (60th) day following the delivery of the Advisory Board Candidate Submission Forms under subsection (c)(1) of this Section 7.15, the Trustee shall transmit all Advisory Board Candidate Submission Forms returned from Holders (that satisfy the conditions of subsection (c)(1)(B) of this Section 7.15) to the Litigation Trustee.
               (3) Third, within fifteen (15) days of receipt of materials from the Trustee under subsection (c)(2) of this Section 7.15, the Litigation Trustee shall provide the Trustee with a list of every candidate identified under subsection (c)(2) of this Section 7.15 that is eligible to serve as an Advisory Board Member under the terms of the Litigation Trust Agreement (the “Eligible Advisory Board Candidates”).
               (4) Fourth, as soon as practicable after receipt by the Trustee of the list of Eligible Advisory Board Candidates under subsection (c)(3) of this Section 7.15, the Trustee shall send to each of the Holders of Notes a ballot, together with a self-addressed postage pre-paid envelope and a copy of the Advisory Board Candidate Submission Form and supporting materials applicable to each Eligible Advisory Board Candidates, requesting that the Holder cast a vote for each Eligible Advisory Board Candidates that is acceptable to such Holder and stating which Eligible Advisory Board Candidates is such Holder’s first preference and, if applicable, such Holder’s second and third preference. The ballot will provide the Holder with the option of voting to reject one or all Eligible Advisory Board Candidates and contain a recitation of the voting tabulation rules set forth in subsection (c)(5) of this Section 7.15 and advise the Holder that, to be counted, such ballot must be signed by the Holder and returned to the Trustee so as actually received by the Trustee on or before the date that is twenty-one (21) days from the date ballots were sent.
               (5) Fifth,
                    (A) As soon as practicable after the twenty-first day from the date ballots were sent, the Trustee shall tabulate the votes of Holders and identify the “Advisory Board Member Designee” in the manner set forth below, with each vote by a Holder being first multiplied by the aggregate outstanding principal amount of Notes held by such Holder on the date of the Request for Advisory Board Member:
                         (i) if one Eligible Advisory Board Candidates received more first place votes than any other, it shall be the Advisory Board Member Designee; otherwise,

                         (ii) if more than one Eligible Advisory Board Candidates received the same number of first place votes; then the one that received the most second place votes shall be the Advisory Board Member Designee; otherwise,
                         (iii) if more than one Eligible Advisory Board Candidates received the same number of first place votes and second place votes, then the one that received the most third place votes shall be the Advisory Board Member Designee; otherwise,
                         (iv) if more than one Advisory Board Member Designee is required to be selected, the Trustee shall select a second Advisory Board Member Designee pursuant to the foregoing (i), (ii) and (iii), but without consideration of the votes of the already selected Advisory Board Member Designee.
                    (B) If the foregoing subsections (c)(5)(A)(i), (ii), (iii) and (iv) are insufficient to provide for selection of a Advisory Board Member Designee, the Trustee shall notify the Litigation Trustee and the Litigation Trustee shall select the Advisory Board Member Designee from the list of Eligible Advisory Board Candidates in its sole discretion; provided, however, if Holders of not less than a majority of the outstanding principal amount on the Notes have affirmatively rejected each Eligible Advisory Board Candidates, in which case the Trustee shall send the materials referenced in subsection (c)(1) to each of the thirty (30) largest Holders of Notes (other than Disregarded Noteholders and determined by principal amount outstanding as of the date of the Request for Advisory Board Member) and proceed according to subsection (c)(2) upon receipt of Advisory Board Candidate Submission Forms.
                    (C) Upon selecting Advisory Board Member Designees sufficient to fill all existing or impending vacancies in accordance with subsections (c)(5)(A) and (B) of this Section 7.15, the Trustee shall notify the Company of the identity of each such Advisory Board Member Designee and, upon request, provide the Company with a copy of all ballots received under subsections (c)(4) of this Section 7.15.
               (6) Finally, as soon as practicable with respect to any vacancy, or upon the occurrence of an impending vacancy, the Company shall take all required action under its governing documents to admit each Advisory Board Member Designee identified by the Trustee in subsection (c)(5)(C) of this Section 7.15 as a Advisory Board Member.
          (d) Should the execution of the foregoing subsections (c) of this Section 7.15 not result in the selection of a Advisory Board Member Designee for each existing or impending vacancy, the Trustee shall send the materials referenced in subsection (c)(1) of this Section 7.15 to each and every Holder of Notes and identify a Advisory Board Member Designee in the same fashion based upon any Advisory Board Candidate Submission Forms returned by such Holders.

     Section 7.16 Confidentiality of Reports to Holders
          The Trustee, Collateral Agent, Paying Agent, Registrar, Note Accounts Bank and Operating Accounts Bank shall maintain the confidentiality of all confidential documents and information provided to it or to Holders pursuant to this Indenture; provided, however, information that (1) is independently developed or lawfully received free of restriction from another source having the right to so furnish the information, (2) becomes generally available to the public by means other than a breach of this Section by the Trustee, Collateral Agent, Paying Agent, Registrar, Note Accounts Bank and Operating Accounts Bank, (3) is known to be free of restriction as evidenced by documentation available to the party, (4) the Company agrees in writing is free of such restrictions, or (5) is or becomes required by law (including applicable securities laws and rules and regulations promulgated thereunder) or order to be disclosed by such party and the Company receives notice and an opportunity to restrict such disclosure, shall not be deemed to be confidential documents and information. For the avoidance of doubt, documents and information posted to the public website under Section 4.08(c) shall not be confidential documents and information and the Trustee shall have no liability for dissemination of access to the Confidential Website upon receipt of an executed Non-Disclosure Agreement and, if applicable, a certification as set forth in Section 4.08(d).
ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 8.01 Legal Defeasance and Covenant Defeasance.
          (a) The Company may, at its option and at any time, elect to have either clause (b) or (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in clause (d).
          (b) Upon the Company’s exercise under clause (a) of the option applicable to this clause (b), subject to the satisfaction of the conditions set forth in clause (d) below, the Company shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes and the Collateral Documents on the date the applicable conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in subclauses (1) and (2) below, and the Company shall be deemed to have satisfied all their other obligations under such Notes and this Indenture and the Collateral Documents, except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (d) below and as more fully set forth in such paragraph payments in respect of the principal of and interest on such Notes when such payments are due; (2) obligations listed in Section 8.03, subject to compliance with this Section 8.01; (3) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and (4) this Article 8. The Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below with respect to the Notes.
          (c) Upon the Company’s exercise under clause (a) of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause (d) below, the Company shall be released and discharged from their obligations under any covenant contained in Sections 4.04, 4.05, 4.07, 4.08, 4.10 through 4.27 and Article 5 on and after the date the conditions set forth below are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under clause (a) above of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause (d) below, Sections 6.01(e) (solely as such Section 6.01(e) pertains to Sections 4.04, 4.05, 4.07, 4.08, 4.10 through 4.27 and Article 5), 6.01(h), 6.01(i), and 6.01(l) shall not constitute Events of Default.
          (d) The following shall be the conditions to application of either clause (b) or (c) above to the outstanding Notes:
               (1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes on the stated date for payment or redemption, as the case may be;
               (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America in form reasonably satisfactory to the Trustee confirming that:
                    (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                    (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
               (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to subclause (1) above (except such Default or Event of Default resulting from the failure to comply with Section 4.12 or Section 4.19 as a result of the borrowing of funds required to effect such deposit);
               (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
               (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
               (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and assuming that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally; and
               (8) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          (e) Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) shall become due and payable on the Maturity Date within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
          (f) In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company shall make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.
          (g) Upon a Legal Defeasance or Covenant Defeasance, any security for the Notes (other than the trust fund described in Section 8.05) will be released as provided under Section 10.05.
     Section 8.02 Satisfaction and Discharge.
          In addition to the Company’s rights under Section 8.01, this Indenture (subject to Section 8.03) and the Collateral Documents will be discharged and will cease to be of further effect as to all outstanding Notes, when:
          (a) either:
               (1) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
               (2) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or (B) (i) shall become due and payable at their Stated Maturity within one (1) year or (ii) are to be called for redemption within one (1) year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust solely for the benefit of the Holders U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination of U.S. Legal Tender and non-callable U.S. Government Obligations in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of stated maturity or such redemption, as the case may be;
          (b) all other sums payable under this Indenture and the Collateral Documents by the Company have been paid;

          (c) the Company has delivered irrevocable instruments to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be; and
          (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
               Upon such a satisfaction and discharge of the Indenture, any security for the Notes (other than the trust fund described in Section 8.05) will be released as provided under Section 10.05.
     Section 8.03 Survival of Certain Obligations.
          Notwithstanding the occurrence of Legal Defeasance under Section 8.01 or the satisfaction and discharge of this Indenture and the Collateral Documents under Section 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.
     Section 8.04 Acknowledgment of Discharge by Trustee.
          Subject to Section 8.07, after the conditions of clauses (a), (b), (c) and (d) of Section 8.02 have been satisfied, each of the Trustee and the Collateral Agent upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.
     Section 8.05 Application of Trust Moneys.
          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01 or 8.02. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01 or 8.02, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) or 8.02(a)(2) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, respectively, of this Indenture.

     Section 8.06 Repayment to the Company of Unclaimed Money.
          Subject to any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company, any money held by it for the payment of principal or interest that remains unclaimed for two (2) years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.
     Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Collateral Documents and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.
     Section 8.08 Indemnity for Government Obligations.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.01 Without Consent of Holders.
          (a) From time to time, the Company, the Trustee and, if such amendment, waiver or supplement relates to any Collateral Document, the Collateral Agent, without the consent of the Holders, may amend, waive or supplement provisions of this Indenture, the Collateral Documents and the Notes:
               (1) to cure any ambiguity, defect, or inconsistency contained herein or therein;
               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
               (3) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights of any such Holder under the Indenture Documents;
               (4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
               (5) to add any additional assets to the Note Collateral;
               (6) to allow any other Person to guarantee the Notes;
               (7) to comply with the rules of any applicable securities depositary;
               (8) to provide for a successor Trustee or co-trustees in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;
               (9) to reflect the grant of Liens on the Note Collateral for the benefit of an additional secured party, to the extent that such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture; or
               (10) to release Note Collateral from the Lien of this Indenture and the Collateral Documents when permitted or required by this Indenture or the Collateral Documents.
          (b) After an amendment, waiver or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment, waiver or supplement.
     Section 9.02 With Consent of Holders.
          Subject to Section 2.09 and Section 6.07, the Company and the Trustee and, if such amendment or supplement relates to a Collateral Document, the Collateral Agent, as applicable, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may amend or supplement this Indenture, the Notes, or the Collateral Document without notice to any other Holder. Subject to Section 2.09 and Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture, the Collateral Documents or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of:
          (a) each Holder affected thereby (with respect to any Notes held by a non-consenting Holder):
               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or the Collateral Documents;
               (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions set forth in Article 3;
               (3) reduce the rate of or change the time for payment of interest (including default interest) on any Note;
               (4) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission and cancellation of acceleration of the Notes and the consequences thereof by Holders holding at least a majority in aggregate principal amount of Notes then outstanding voting as a single class and a waiver of the payment default that resulted from such acceleration as provided in Section 6.02);
               (5) make any Notes payable in currency other than that stated in this Indenture;
               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults (other than to add sections of this Indenture subject thereto) or the rights of Holders to receive payments of principal of or interest on the Notes when due and payable;
               (8) contractually subordinate the Notes in right of payment to any other Indebtedness; or
               (9) make any change to Section 9.01 or this Section 9.02; and
          (b) the Holders holding at least 75% in aggregate principal amount of the outstanding Notes voting as a single class, adversely change the priority of the Holders’ Liens in the Note Collateral or release all or substantially all of the Note Collateral from the Liens created by the Collateral Documents except as specifically provided for in this Indenture and the Collateral Documents.
          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 9.03 Compliance with TIA.
          Every amendment, waiver or supplement of this Indenture, the Notes or any Collateral Document shall comply with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents.
          (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and, if such amendment, waiver or supplement relates to any Collateral Document, the Collateral Agent receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, waiver or supplement.
          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be, at the Company’s election, either (1) at least 30 days prior to the first solicitation of such consent or (2) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
          (c) A consent to any amendment, supplement or waiver under this Indenture, the Notes or any Collateral Document by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.
          (d) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clause (a) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
     Section 9.05 Notation on or Exchange of Notes.
          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note regarding the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute, issue and deliver and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.
     Section 9.06 Trustee or Collateral Agent to Sign Amendments, Etc.
          The Trustee or the Collateral Agent, as applicable, shall execute and deliver any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute and deliver any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Document. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution and delivery of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. Such Opinion of Counsel shall also state that the amendment, supplement or waiver is a valid and enforceable obligation of the Company (subject to customary exceptions). Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.
     Section 9.07 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 9.07.
          (b) Without limiting the generality of this Section 9.07, unless otherwise provided in or pursuant to this Indenture: (i) a Holder, including a Depository or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by Holders, and a Depository or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agent members of, or participants in, such Depository holding interests in such Global Note in the records of such Depository; and (ii) with respect to any Global Note the Depository for which is DTC, any consent or other action given, made or taken by an Agent Member of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Note, and such “Act” shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.
          (c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (d) The ownership of Notes shall be proved by the Register.
          (e) Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so, or duly appoint in writing any Person or Persons as its agent or agents to do so, with regard to all or any part of the principal amount of such Note.
ARTICLE 10
SECURITY
     Section 10.01 Grant of Security Interest.
          (a) The due and punctual payment of the Note Obligations when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and the performance of all other Note Obligations of the Company to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Documents and the Notes is secured as provided in the Collateral Documents which the Company has entered into simultaneously with the execution of this Indenture and will be secured by Collateral Documents hereafter delivered as required or permitted by this Indenture. The Collateral Documents shall provide for the grant by the Company to the Collateral Agent of security interests in the Note Collateral.
          (b) Each Holder, by its acceptance of any Notes, hereby authorizes the Trustee and the Collateral Agent, as applicable, on behalf of and for the benefit of such Holder, to be the agent for and representative of such Holder with respect to the Note Collateral and the Collateral Documents.
          (c) The Trustee and each Holder, by its acceptance of any Notes: (1) consents and agrees to, and agrees to be bound by, the terms of each Collateral Document, as the same may be in effect or may be amended from time to time in accordance with their respective terms; (2) authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Documents and authorizes and empowers the Collateral Agent to bind the Holders of the Notes to perform its obligations and exercise its rights thereunder in accordance therewith; and (3) irrevocably authorizes the Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it hereunder or under the Collateral Documents, together with any other incidental rights, power and discretions; provided, however, that the Collateral Agent shall be under no duty or obligation to (x) take any actions or (y) exercise any such rights, powers and discretions, in each case, that are discretionary with the Collateral Agent in accordance with the Indenture Documents, unless directed to do so in writing by Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class. The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Documents, or which the Collateral Agent from time to time may reasonably request, to assure and confirm to the Collateral Agent the security interests in the Note Collateral contemplated by the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Note Obligations secured hereby, according to the intent and purpose herein and therein expressed. The Company shall, and shall cause each of its Subsidiaries to, take any and all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to (x) cause the Collateral Documents to create and maintain, as security for the Note Obligations, valid and enforceable, perfected security interests in and on all the Note Collateral, in favor of the Collateral Agent, for the benefit of itself and the Trustee and the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens and (y) comply with the applicable provisions of the TIA. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Note Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Note Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Note Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. At any time and from time to time, the Company shall promptly execute, acknowledge and deliver such Collateral Documents, instruments, certificates, notices and other documents and take such other actions as shall be required by law or any Collateral Document, or which the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the holders of the Note Obligations. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any other instruments of further assurance required pursuant hereto or thereto.
          (d) Subject to and in accordance with the provisions of the Collateral Documents and this Indenture, so long as the Collateral Agent has not exercised their respective rights with respect to the Note Collateral upon the occurrence and during the continuance of an Event of Default, the Company will have the right to remain in possession and retain exclusive control of the Note Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Note Collateral that may be deposited with the Collateral Agent in accordance with the provisions of the Collateral Documents and other than as set forth in the Collateral Documents), to operate the Note Collateral, to alter or repair the Note Collateral and to collect, invest and dispose of any income therefrom. Upon the occurrence and continuance of an Event of Default, the Collateral Agent will be entitled to foreclose upon or otherwise take possession and sell the Note Collateral or any part thereof as provided in the Collateral Documents.
          (e) Anything contained in this Indenture or the Collateral Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder shall have any right individually to realize upon any of the Note Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Note Collateral under the Collateral Documents may be exercised solely by the Collateral Agent.
          (f) Subject to the provisions of the Collateral Documents and Section 6.05 of this Indenture, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to (1) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (2) collect and receive any and all amounts payable in respect of the Note Collateral in respect of the obligations of the Company hereunder and thereunder. Subject to the provisions of the Collateral Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
          (g) Where any provision of this Indenture or any Collateral Document requires that additional property or assets be added to the Note Collateral, the Company shall, no later than the Note Collateral Required Date with respect to such property or assets (and subject to any provision hereof requiring any earlier action): (x) cause a valid and enforceable and perfected first priority Lien on or in such property or assets to vest in the Collateral Agent, as security for the Note Obligations, and (y) deliver to the Trustee and the Collateral Agent the following:
               (1) a request from the Company that such property or assets be added to the Note Collateral;
               (2) an Officers’ Certificate to the effect that the Note Collateral being added is in the form, consists of the assets and is in the amount (if any) required by this Indenture;
               (3) Collateral Documents adding such property or assets as Note Collateral, which Collateral Documents shall be dated no later than such Note

Collateral Required Date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Collateral Documents entered into on the Issue Date (such Collateral Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate filing, recording or registry office);
               (4) such financing statements or other filings or recording instruments, if any, as the Company shall deem necessary to perfect the Collateral Agent’s Lien in such Note Collateral;
               (5) appropriate Opinions of Counsel (of scope and substance, and subject to customary exceptions, substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection and (solely as to certificated securities and instruments) priority of the Collateral Agent’s Lien on such property or assets and as to the due authorization, execution, delivery, validity and enforceability of such Collateral Documents pursuant to which the Collateral Agent’s Lien has been or is being granted; and
               (6) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to, and any other requirements provided for in this Indenture (including pursuant to this Section 11.01(g)) in respect of, the addition of such property or assets to the Note Collateral have been complied with (it being understood that in any event such Opinion of Counsel pursuant to this clause (vi) and any Opinion of Counsel pursuant to clause (5) above or the following paragraph may expressly state that no opinion is expressed therein as to priority of any Lien on any Note Collateral (except solely as to certificated securities and instruments)).
               The Company shall, at the same time as the Company is required to furnish to the Trustee and the Collateral Agent the Opinion of Counsel required pursuant to Section 11.03(b), deliver to the Trustee and the Collateral Agent an Officers’ Certificate and Opinion of Counsel to the effect that, as to any property or assets required by any provision of this Indenture or any Collateral Document to be added to the Note Collateral on or after the Issue Date and prior to the date thereof and as to which an Officers’ Certificate and Opinion of Counsel have not previously been delivered pursuant to clause (5) of the preceding paragraph or pursuant to this paragraph of this Section 11.01(g), all conditions precedent provided for in this Indenture to the addition of such property or assets to, and any other requirements provided for in the Indenture (including pursuant to this Section 11.01(g)) in respect of, the addition of such property or assets to the Note Collateral have been complied with.
          (h) Each of the Collateral Agent and the Trustee is authorized and empowered to receive for the benefit of the Holders of the Notes any funds collected or distributed to the Collateral Agent or the Trustee under the Collateral Documents and, subject to the terms of the Collateral Documents, the Trustee is authorized and empowered to make further distributions of such funds to the Holders of the Notes according to the provisions of this Indenture.

          (i) Each Holder of the Notes, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Agent to enter into any amendments or supplements to the Collateral Documents in accordance with the provisions of this Indenture and the Collateral Documents.
          (j) The Company shall, and shall cause each of its Subsidiaries to, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Company and its Subsidiaries) the security interest created by the Collateral Documents in the Note Collateral (other than with respect to any Note Collateral the security interest in which is not required to be perfected under the Collateral Documents) as a perfected first priority security interest.
          (k) The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Note Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Collateral Documents.
          (l) If the Company fails to do so, the Collateral Agent shall, pursuant to the terms of the Collateral Documents, be irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security agreements, instruments, certificates, notices and other documents and, subject to the terms of this Indenture and the Collateral Documents, take such other actions in the name, place and stead of the Company or Subsidiary of the Company, but the Collateral Agent shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.
     Section 10.02 Recording and Opinions.
          (a) The Company shall furnish to the Trustee, at such time as required by TIA Section 314(b), an Opinion of Counsel either (1) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents and any financing statements and other instruments have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by the Collateral Documents (to the extent such security interests may be perfected by a recording, registering or filing) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect any security interest created under any of the Collateral Documents.
          (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of June 30 of each year, commencing June 30, 2011, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents (to the extent such security interests may be perfected by a recording, registering or filing) has been taken and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.
     Section 10.03 Release of Note Collateral.
          (a) The Collateral Agent shall not at any time release Note Collateral from the security interests created by the Collateral Documents unless such release is in accordance with Section 10.03(b), Section 10.04, Section 10.05, or Section 12.11.
          (b) So long as no Default or Event of Default under this Indenture shall have occurred and be continuing or would result therefrom and so long as such transaction would not violate this Indenture, the Company may, in the ordinary course of business and to the extent permitted by applicable law, without any release or consent by the Trustee, the Collateral Agent or any Holder, sell or otherwise dispose of inventory or collect accounts receivable or sell or otherwise dispose of equipment that has become worn out, defective or obsolete or not used or useful in the business of the Company and its Subsidiaries and which is, to the extent required by this Indenture or the Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Note Lien of the Collateral Documents. The Company will deliver to the Trustee, within 30 calendar days following the end of each year, an Officer’s Certificate to the effect that all releases during the preceding 12-month period in which no release or consent of the Trustee was obtained were in the ordinary course of business and were not prohibited by this Indenture or any Collateral Document.
          (c) The release of any Note Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to Section 10.03(b), Section 10.04, Section 10.05, or Section 12.11 or otherwise pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company, Gemstone or any Jokhtaberidze Entity, and (3) is not an Insider of any of the foregoing. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

          (d) At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of this Indenture or the Collateral Documents will be effective as against the Holders.
     Section 10.04 Specified Releases of Note Collateral.
          Subject to Section 10.03, any asset included in the Note Collateral may be released from the Note Liens at any time or from time to time in accordance with the provisions of the Collateral Documents, upon the request of the Company pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder and under the Collateral Documents have been met and without the consent of the Collateral Agent, the Trustee or any Holder, and upon delivery by the Company to the Collateral Agent of an Officer’s Certificate certifying that the asset has been sold or otherwise disposed of by the Company or a Subsidiary to a Person other than the Company in a transaction permitted by this Indenture, at the time of such sale or disposition, which Officer’s Certificate shall certify that such sale or disposition has been approved by both Noteholder Managers and the proceeds of such sale or disposition have been deposited in accordance with Section 4.16 or Article 5 hereof, as applicable.
     Section 10.05 Release of All Note Collateral.
          The Liens on, and pledges of, all Note Collateral will be terminated and released, and upon the request of the Company pursuant to an Officer’s Certificate certifying that (x) all conditions precedent hereunder have been met and that (y) both Noteholder Managers approve, the Company will be entitled to releases of all assets included in the Note Collateral from the Note Liens under all Collateral Documents, without the consent of the Collateral Agent, the Trustee or any Holder, upon any of:
          (a) payment in full of the principal of and accrued and unpaid interest on the Notes and all other Obligations hereunder and the Collateral Documents that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid;
          (b) a satisfaction and discharge of this Indenture in accordance with Section 8.02;
          (c) the occurrence of a Legal Defeasance or Covenant Defeasance in accordance with Section 8.01; or
          (d) the written consent of Holders of at least 75% in aggregate principal amount of the outstanding Notes, subject to Section 2.09, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Section 10.06 Matters as to Releases.
          (a) In the event (x) that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any property or assets comprising Note Collateral that may be sold, exchanged or otherwise disposed of by the Company pursuant to and in accordance with Section 10.03(b), Section 10.04, Section 10.05, or Section 12.11 and the provisions of any applicable Collateral Document and (y) the Company requests the Trustee or the Collateral Agent to execute and deliver a written instrument of disclaimer, release or quit-claim as to any interest in such property or assets under this Indenture and the Collateral Documents or, to the extent applicable to such property or assets, take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company, without recourse, such property or asset or deliver such property or asset in its possession to the Company, upon satisfaction of the conditions set forth herein or in the Collateral Documents for such execution and delivery or other action, the Collateral Agent or the Trustee, as applicable, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument or take such other action so requested. As a condition precedent to such execution and delivery or such other action, the Trustee and the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, each stating (1) that such execution is authorized or permitted by this Indenture and the Collateral Documents, (2) that all conditions precedent thereto herein and in any Collateral Documents have been satisfied and (3) under which of the circumstances set forth in Section 10.03(b), Section 10.04, Section 10.05, or Section 12.11, the Note Collateral is being released. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any such instrument executed by the Collateral Agent or the Trustee, as applicable, hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.
          (b) All instruments effectuating or confirming any release of any Note Liens shall have the effect solely of releasing such Note Liens as to the assets or property comprising Note Collateral described therein on customary terms and without any recourse, representation, warranty or liability whatsoever.
          (c) The Trustee and the Collateral Agent are not required to serve, file, register or record any instrument releasing Note Collateral.
          (d) The Company shall bear and pay all costs and expenses associated with any release of Note Liens pursuant to Section 10.03, Section 10.04 or Section 10.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or the Collateral Agent.

     Section 10.07 Purchaser Protected.
          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
     Section 10.08 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents.
          (a) The Bank of New York, N.A. is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of subsections (b) and (c) of this Section 10.08 and the applicable Collateral Documents, (1) the Collateral Agent shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (2) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (A) enforce any of the terms of the Collateral Documents and (B) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and under the Notes and the Collateral Documents and (3) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Note Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).
          (b) The Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, subject to Section 2.09, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), shall take such actions.
          (c) The Collateral Agent shall not take any action with respect to any Note Collateral that is Capital Stock pledged to the Collateral Agent pursuant to the Pledge Agreements and held by the Stock Escrow Agent pursuant to the Escrow Agreement unless and until it receives written instructions from the Litigation Trustee, as provided for in the Litigation Trust Agreement. Nothing in this Indenture shall give the Trustee or Collateral Agent any rights or responsibilities with respect to the exercise of the Litigation Trustee’s duties and discretion that are set forth in the Litigation Trust Agreement.
     Section 10.09 Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.
          The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
ARTICLE 11
ACCOUNTS BANK; COLLATERAL ACCOUNTS
     Section 11.01 Appointment; Grant of Security Interest.
          (a) Appointment.
               (1) The Collateral Agent, on behalf and at the request of the Holders of the Notes, hereby appoints and authorizes the Accounts Bank to act as its depository for the benefit of the Holders of the Notes, and as the securities intermediary or bank with respect to the Collateral Accounts for the benefit of the Collateral Agent, on behalf of the Holders of the Notes, with such powers as are expressly delegated to the Accounts Bank by the terms of Article 11 this Indenture, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts this appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Holders of the Notes, and as the securities intermediary or bank with respect to the Collateral Accounts, for the benefit of the Collateral Agent, on behalf of the Holders of the Notes, in accordance with the terms of this Indenture. The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Indenture, for the Collateral Agent, on behalf of the Holders of the Notes, the Collateral Accounts and the Accounts Property related thereto.
               (2) The Collateral Agent also appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a first priority security interest in favor of the Collateral Agent, for the benefit of the Holders of the Notes, in the Collateral Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property related thereto that is deemed under applicable Law not to constitute a financial asset. The Accounts Bank accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf of the Holders of the Notes, for such purpose and to hold and maintain exclusive dominion and control over the Collateral Accounts and any such Accounts Property on behalf of the Collateral Agent, acting for the benefit of the Holders of the Notes.

               (3) Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Notes or Collateral Documents, (A) the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth in this Article 11, nor shall the Accounts Bank, in such capacity, have or be deemed to have any fiduciary relationship with any Holder of Notes, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Notes or Collateral Documents, or otherwise exist against the Accounts Bank; (B) the Note Accounts Bank shall not have any rights, duties or responsibilities with respect to the Plan Funding Account and Operating Account and no implied covenants, functions, responsibilities, duties, obligations or liabilities related to the Plan Funding Account or Operating Account shall be read into this Indenture with respect to the Note Accounts Bank; (C) the Operating Accounts Bank shall not have any rights, duties or responsibilities with respect to the Note Payments Account and no implied covenants, functions, responsibilities, duties, obligations or liabilities related to the Note Payments Account shall be read into this Indenture with respect to the Operating Accounts Bank. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture, the Notes or Collateral Documents with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
          (b) Collateral Accounts.
               (1) The Company agrees that it will have no legal or equitable right, title or interest in or to any of the Collateral Accounts or the Accounts Property, except for those rights expressly granted to the Company in this Indenture. The Accounts Property will not constitute repayment of the Note Obligations until so applied as payments in accordance with the terms of this Indenture, the Notes or Collateral Documents.
               (2) The Accounts Bank shall not have title to the funds on deposit in or credited to the Collateral Accounts, and shall credit the Collateral Accounts with all receipts of interest, dividends and other income received on the property held in the Collateral Accounts. The Accounts Bank shall administer and manage the Collateral Accounts in strict compliance with its duties with respect to the Collateral Accounts pursuant to this Indenture, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Collateral Agent, for the benefit of the Holders of the Notes, with respect to the Collateral Accounts, including all subordination obligations set forth in subsection (g) of this Section 11.01 with respect to the Accounts Bank’s right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Indenture. The Accounts Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Collateral Accounts without any further consent of the Company or any other Person.

          (c) Representations, Warranties and Covenants of Accounts Bank. The Accounts Bank hereby represents, warrants, covenants and agrees with the Collateral Agent, for the benefit of the Holders of the Notes, and the Company as follows:
               (1) it is a securities intermediary on the date hereof and shall act as such in maintaining the Collateral Accounts and all of the Account Collateral related thereto (including all securities and other financial assets or security entitlements deposited in or credited to the Collateral Accounts) from time to time transferred, deposited in or credited to or maintained in the Collateral Accounts;
               (2) it is the bank with which the Collateral Accounts are maintained and the securities intermediary with respect to any financial assets held in the Collateral Accounts. In this regard, (A) if the Accounts Bank has knowledge that an issuer of any financial asset is required to make a payment or distribution in respect of such financial asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (i) it credits such payment or distribution to the Collateral Accounts in accordance with this Indenture if such payment or distribution is made or (ii) it notifies the Company and the Collateral Agent that such payment or distribution has not been made, and (B) if the Accounts Bank is required by applicable Law or this Indenture to credit to a Collateral Account any financial asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit the Collateral Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has in the financial asset transferred or credited to the Accounts Bank and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the financial asset or to create a security interest in or Lien on any financial asset purported to be transferred or credited to the Accounts Bank and subsequently credited to a Collateral Account;
               (3) it shall promptly perform all duties imposed upon a securities intermediary and a bank under the UCC, other applicable Law and this Indenture;
               (4) the Collateral Agent, for the benefit of the Holders of the Notes, (and no other Person) is the Accounts Bank’s customer with respect to the Collateral Accounts and the Company has consented to the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, being deemed the customer hereunder;
               (5) the securities intermediary’s jurisdiction of the Accounts Bank, for purposes of this Indenture and Article 8 of the UCC, is and shall continue to be the State of New York, and the bank’s jurisdiction of the Accounts Bank, for purposes of this Indenture and Section 9-304(b)(1) of the UCC, is and shall continue to be the State of New York;

               (6) it has established and maintains the Collateral Accounts as set forth in Section 11.02(a);
               (7) the Collateral Accounts are and will be maintained as securities accounts or, as set forth in subsection (d) of this Section 11.01, deposit accounts;
               (8) all financial assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Collateral Account or otherwise accepted by the Accounts Bank for credit to the relevant Collateral Account. Any financial asset so credited or accepted for credit to the relevant Collateral Account shall be registered in the name of, payable to, or to the order of, or indorsed to the Accounts Bank or in blank and in no case will any financial asset credited to a Collateral Account or held by the Accounts Bank for credit to a Collateral Account be registered in the name of, payable to, to the order of, or indorsed to, the Company, except to the extent that such financial asset has been subsequently indorsed by the Company to the Accounts Bank or in blank;
               (9) each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to a Collateral Account shall be treated as a financial asset under and for the purposes of Article 8 of the UCC, including Section 8-102(a)(9)(iii) thereof. Notwithstanding any provision herein to the contrary, any property contained in the Collateral Accounts that is not deemed to be a financial asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to subsection (d) of this Section 11.01;
               (10) the Collateral Agent, for the benefit of the Holders of the Notes, is the entitlement holder in any security entitlements with respect to any financial assets deposited in or credited to the Collateral Accounts, and the Collateral Agent may issue entitlement orders with respect thereto;
               (11) if at any time it receives an entitlement order or any other order from the Collateral Agent directing the transfer, redemption or liquidation of any financial asset carried in the Collateral Accounts or any instruction originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds or other property held in the Collateral Accounts, the Accounts Bank shall comply with such entitlement order, instruction or other order without further consent by the Company or any other Person. The Collateral Agent, on behalf and for the benefit of the Holders of the Notes, shall have control of the security entitlements carried in the Collateral Accounts and of the financial assets carried in the Collateral Accounts, and the Company hereby disclaims any entitlement to claim control of such security entitlements or financial assets;
               (12) all property delivered to the Accounts Bank pursuant to this Indenture, the Notes or Collateral Documents will be promptly deposited in or credited to a Collateral Account by an appropriate entry in its records in accordance with this Indenture;
               (13) the Accounts Bank shall not change the name or account number of a Collateral Account unless it obtains the prior written consent of the Collateral Agent and provides prior written notice to the Company;
               (14) except for the claims and interest of the Collateral Agent, for the benefit of the Holders of the Notes, and the Company in the Collateral Accounts, it does not know of and has not received written notice of any right or claim (including any adverse claim) to or interest in the Collateral Accounts or any Account Collateral (including, without limitation, funds and financial assets) deposited in or credited to the Collateral Accounts by any Person. If any Person (other than the Collateral Agent, on behalf of the Holders of the Notes) asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against a Collateral Account or in any financial asset or other property deposited therein or credited thereto, the Accounts Bank will promptly notify the Collateral Agent in writing thereof; and
               (15) the Accounts Bank has not entered into and will not enter into any agreement with respect to the Collateral Accounts or any financial assets or other property deposited in or credited to a Collateral Account other than this Indenture. The Accounts Bank has not entered into and will not enter into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Collateral Agent in accordance with this Indenture.
          (d) Collateral Accounts as Deposit Account.
               (1) To the extent that, notwithstanding the provisions of this Indenture, the Collateral Accounts are not considered under applicable Law securities accounts, the Collateral Accounts shall be deemed to be deposit accounts in respect of any property deposited in or credited to the Collateral Accounts that is not deemed to be a financial asset under applicable Law. Such deposit accounts and such property shall be maintained with the Accounts Bank acting not as a securities intermediary, but as a bank.
               (2) The Collateral Agent, on behalf of the Holders of the Notes, shall be deemed the sole customer of the Accounts Bank for purposes of the Collateral Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Collateral Accounts. The Company hereby consents to the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, being deemed the customer hereunder.
               (3) The parties hereto agree that, to the extent that the Collateral Accounts are deemed to be deposit accounts, the Collateral Agent, on behalf of the Holders of the Notes, shall be deemed to have control of the Collateral Accounts, the Accounts Bank shall comply with written instructions originated by the Collateral Agent directing disposition of the Accounts Property deposited in or credited to the Collateral Accounts in accordance with this Indenture without further consent of the Company, and the Company disclaims any entitlement to claim control of such deposit accounts.
          (e) Grant of Security Interest. As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Note Obligations and the due performance and compliance by the Company with all of the terms, conditions, and agreements to be performed and complied with by it under and pursuant to the terms of this Indenture, the Notes or Collateral Documents, the Company hereby acknowledges and confirms the pledge, collateral assignment, hypothecation, and granting of a security interest to the Collateral Agent, for the benefit of the Holders of the Notes, pursuant to the Security Agreement in, all of its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (collectively, the “Account Collateral”):
               (1) each of the Collateral Accounts, including all Cash Equivalents at any time held in, required to be held in or credited to any of the Collateral Accounts, and all interest, dividends and other income derived from any such Cash Equivalents;
               (2) the Accounts Property;
               (3) all statements, certificates, instruments and investment property representing or evidencing a Collateral Account and all Cash Equivalents and other property from time to time received, receivable or otherwise distributed in respect of such Cash Equivalents and held in or credited to a Collateral Account; and
               (4) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all security entitlements of the Company in any and all of the foregoing.
          (f) Control and Perfection of Account Collateral.
               (1) The Company specifically acknowledges and agrees that (A) each Collateral Account pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, has control of such Collateral Account in the manner specified in Section 9-104 of the UCC, (B) all Cash Equivalents pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, has control of such Cash Equivalents in the manner specified in Section 9-106 of the UCC, and (C) all financial assets held in the Collateral Accounts and pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, has control of such financial assets in the manner specified in Section 8-106 of the UCC.
               (2) The Company shall give, execute, deliver, file, record, authenticate, authorize or obtain all such UCC financing statements as may be necessary to perfect the security interest granted under this Indenture.
               (3) Until the Note Discharge Date, the Company shall not have any rights against or to monies held in the Collateral Accounts, except the right to receive or make requisitions of funds deposited in or credited to the Collateral Accounts as permitted by this Indenture.
          (g) Subordination.
               (1) The Accounts Bank hereby acknowledges the security interest granted hereby to the Collateral Agent, for the benefit of the Holders of the Notes, by the Company. In the event that the Accounts Bank has or subsequently obtains by agreement, operation of Law or otherwise a right of recoupment or set-off or any Lien in any of the Collateral Accounts, Accounts Property or any financial asset or other property deposited therein or credited thereto or any security entitlement related thereto, the Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall be subordinate to the security interest of the Collateral Agent, on behalf and for the benefit of the Holders of the Notes. The Accounts Bank agrees that it shall not assert or enforce any such right of recoupment or set-off and/or any Lien until the Note Discharge Date.
               (2) The financial assets and other items deposited in or credited to the Collateral Accounts and all other Accounts Property will not be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Collateral Agent, on behalf and for the benefit of the Holders of the Notes.
          (h) Agreement to Hold In Trust. All payments received directly by the Company that are required to be deposited into the Collateral Accounts in accordance with the terms of this Indenture, the Notes or Collateral Documents shall be held by the Company in trust for the Collateral Agent, on behalf and for the benefit of the Holders of the Notes, shall be segregated from other funds of the Company and shall, forthwith upon receipt by the Company, be turned over to the Collateral Agent or its designee in the same form as received by the Company (duly endorsed by the Company to the Collateral Agent or the Accounts Bank, if requested) for deposit and disbursement in accordance with this Indenture.

     Section 11.02 Collateral Accounts.
          (a) Establishment of Collateral Accounts.
               (1) The Note Accounts Bank has established and shall maintain, in the name of the Collateral Agent, for the benefit of the Holders of the Notes, and on the books and records of the Note Accounts Bank’s corporate trust department’s offices located in [[INSERT]], a special, segregated, U.S. Dollar-denominated account entitled Note Payments Account, Account No. [[INSERT]] (the “Note Payments Account”);
               (2) The Operating Accounts Bank has established and shall maintain, in the name of the Collateral Agent, for the benefit of the Holders of the Notes, and on the books and records of the Operating Accounts Bank’s corporate trust department’s offices located in [[INSERT]], the accounts set forth below:
                    (A) a special, segregated, U.S. Dollar-denominated account entitled Operating Account, Account No. [[INSERT]] (the “Operating Account”); and,
                    (B) a special, segregated, U.S. Dollar-denominated account entitled Plan Funding Account, Account No. [[INSERT]] (the “Plan Funding Account”).
          (b) Maintaining the Collateral Accounts.
               (1) Until the date that the Company is entitled to releases of all assets included in the Note Collateral in accordance with Section 10.05 (the “Note Discharge Date”):
                    (A) the Note Payments Account shall be maintained at the offices of the Note Accounts Bank, located in [[INSERT]];
                    (B) the Plan Funding Account and Operating Account shall be maintained at the offices of the Operating Accounts Bank, located in [[INSERT]];
                    (B) each such Collateral Account shall be separate from all other accounts held or maintained by the Accounts Bank;
                    (C) in accordance with all applicable Law, the Collateral Agent, for the benefit of the Holders of the Notes, shall have sole dominion and control (including control under the UCC) over the Account Collateral, which it maintains through the Accounts Bank;
                    (D) the Collateral Agent, on behalf of the Holders of the Notes, shall have sole right to direct the disposition of funds deposited in or credited to the Collateral Accounts, pursuant to and subject to the terms and conditions of this Indenture. Notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Accounts, and except as otherwise provided in this Indenture, no amount (including, without limitation, interest on Cash Equivalents deposited in or credited thereto) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from such Collateral Account; and,
                    (E) upon receipt of a Notice of Suspension, the Accounts Bank shall, at any time, and without notice to, or consent from, the Company, transfer, or direct the transfer of, funds deposited in or credited to the Collateral Accounts to satisfy any Note Obligations in accordance with the written directions of the Collateral Agent.
               (2) The Company agrees that is shall not open or maintain any accounts other than the Collateral Accounts.
               (3) Neither the Accounts Bank nor the Company shall change the name or account number of a Collateral Account without the prior written consent of the Collateral Agent.
               (4) The Collateral Accounts shall be subject to all applicable Law, including such applicable regulations of the Board of Governors of the Federal Reserve System and of any appropriate banking or Governmental Authority, as may now or hereafter be in effect.
               (5) All interest, investment income and other amounts, if any, relating to the Collateral Accounts that are required to be reported to any federal, state or local taxing authority shall be reported under the name and taxpayer identification number of the Company, as specified in a United States Department of the Treasury Internal Revenue Service tax Form W-9 provided by the Company to the Accounts Bank.
               (6) All service charges and fees with respect to the Collateral Accounts shall be for the account of the Company.
          (c) Deposits into and Withdrawals from Collateral Accounts.
               (1) Amounts shall be deposited into and withdrawn from the Collateral Accounts in strict accordance with the provisions of Section 11.03, Section 11.04 and Section 11.05, respectively.
               (2) The Company hereby acknowledges that it has instructed each MIG Affiliate and Jokhtaberidze Entity (or will so instruct each such Person prior to the Issue Date), and agrees that it shall so instruct each future MIG Affiliate and Jokhtaberidze Entity, to make all payments due and payable to the Company directly to the Note Accounts Bank for deposit in accordance with, or to be credited in the manner set forth in, this Indenture. The Company further agrees that it shall irrevocably instruct each other Person from whom the Company is entitled to receive Cash Equivalents to make all payments due and payable to the Company from such Person directly to the Note Accounts Bank for deposit in accordance with, and to be credited in the manner set forth in, this Indenture.
     Section 11.03 Plan Funding Account.
          (a) [[Reserved]]
          (b) Payments into the Plan Funding Account.
               (1) On the Issue Date, the Company shall cause the following amounts to be paid into the Plan Funding Account:
                    (A) [[Excess Cash less the amount of Withheld Excess Cash]]3;
                    (B) an amount equal to [[_____]], as a reserve for payments required to be made by the Company under the Plan; and,
                    (C) an amount equal to [[$4 million]], as a reserve for payment of Taxes (the “Conversion Tax Liability”) due and payable and arising as a result of the conversion of MIG, Inc. to a limited liability company in accordance with the Plan.
               (2) At any time, and from time to time, the Collateral Agent shall direct the transfer of funds from the Operating Account and/or Note Payments Account into the Plan Funding Account, if:
                    (A) the Company delivers to the Collateral Agent an Officer’s Certificate that (i) certifies that amounts in the Plan Funding Account are insufficient to allow the Company to make cash distributions required under the Plan; (ii) sets forth the amounts and sources of funds to be transferred; and (iii) reflects the approval of both Noteholder Managers; and,
                    (B) after such transfer, amounts remaining in the Note Payments Account would be sufficient to satisfy all Cash Interest on the Notes due on the next succeeding Interest Payment Date.
          (c) Withdrawals from the Plan Funding Account.
               (1) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated by this Section 11.03, and so long as adequate funds are then available in the Plan

[3]	[Draft Note: This will be stated as an amount certain in the final.]

Funding Account, the Company, in the exercise of its duties as Disbursing Agent under the Plan, may withdraw or transfer funds from the Plan Funding Account as may be necessary to make Distributions to Holders (as defined in the Plan) of Claims as set forth in the Plan.
               (2) The Company may transfer to the relevant taxing authority, funds from the Plan Funding Account in an amount equal to the Conversion Tax Liability.
               (3) The Company may withdraw or transfer funds from the Plan Funding Account in accordance with Section 11.05(a)(2) and (3).
     Section 11.04 Operating Account.
          (a) Payments into the Operating Account.
               (1) On the Issue Date, the Company shall cause an amount equal to the aggregate amounts provided for in the Operating Budget (as set forth on Schedule 1104a1) to be paid into the Operating Account.
               (2) On each anniversary of the Issue Date, the Collateral Agent shall direct the transfer of funds in an amount up to the aggregate amounts provided for in the Operating Budget (or such lesser amount as requested by the Company) from the Note Payments Account into the Operating Account, if:
                    (A) the Company delivers to the Collateral Agent an Officer’s Certificate that (i) approves and attaches the Operating Budget; (ii) reflects the approval of both Noteholder Managers; and (iii) states the amount, up to the amount of the Operating Budget, of the transfer into the Operating Account; and,
                    (B) after such transfer, amounts remaining in the Note Payments Account would be sufficient to provide, as determined by the Trustee, an amount to be reasonably necessary to provide for the compensation of the Trustee, the Collateral Agent, the Paying Agent and the Registrar as set forth in Section 7.07.
               (3) At any time, the Company may direct, by delivery of an Officer’s Certificate to the Collateral Agent, the transfer of funds from the Note Payments Account into the Operating Account equal to (A) the aggregate amounts provided for in the Operating Budget delivered under subsection (a)(2)(A) of this Section 11.04 in connection with the immediately preceding Interest Payment Date, less (B) the aggregate amount of all funds previously transferred on account of such Operating Budget under this Section 11.04(a) or otherwise.
          (b) Withdrawals from the Operating Account. Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated by this Section 11.03, and so long as adequate funds are then available in the Operating Account, the Company may withdraw or transfer funds from the Operating Account as may be necessary to pay directly any amounts due and owing by the Company expenses in accordance with the then-current Operating Budget.
     Section 11.05 Note Payments Account.
          (a) Payments into the Note Payments Account. The Company shall cause the following amounts to be paid into the Note Payments Account:
               (1) all Cash Flow;
               (2) at each Record Date, amounts held in the Plan Funding Account as a reserve for payments required under the Plan that are in excess of amounts reasonably necessary to allow the Company to make cash distributions required under the Plan; which amount shall be determined by the Board of Directors of the Company on or prior to such Record Date and reflected in an Officer’s Certificate that also (A) certifies that amounts in the Plan Funding Account are sufficient to allow the Company to make cash distributions required under the Plan after the proposed transfer; and (B) reflects the approval of both Noteholder Managers; and,
               (3) at each Record Date, amounts held in the Plan Funding Account as a reserve for the Conversion Tax Liability that are in excess of amounts necessary to satisfy such Conversion Tax Liability, as determined by the Board of Directors.
          (b) Withdrawals from the Note Payments Account. The Trustee or Collateral Agent, as applicable, shall only make withdrawals from the Note Payments Account to fund:
               (1) payments to Holders of Notes required by this Indenture, including Section 3.01 and Section 3.02;
               (2) in the sole discretion of the Company, and according to instructions received from the Company by the Trustee and the Collateral Agent, as reflected in an Officer’s Certificate:
                    (A) at any time within thirty (30) days subsequent to an Interest Payment Date, payments to holders of Capital Stock of the Company in the amount of the Permitted Equity Redemption Amount for such Interest Payment Date, as provided in Section 3.03; and,
                    (B) payments to holders of Capital Stock of the Company as permitted in Section 5.02(b);
                    provided, however, in the absence of instructions received in accordance with this subsection (b)(2), any amounts that would have been available for withdrawal by the Company and payment to holders of Capital Stock under this subsection (b)(2) shall remain in the Note Payments Account for the benefit of the Holders of the Notes, to be applied in accordance with this Indenture, and the holders of the Capital Stock shall have no interest therein;
               (3) transfers into the Operating Account pursuant to Section 11.04(a)(2) and (3); and,
               (4) compensation of the Trustee and other parties as set forth in Section 7.07.
     Section 11.06 General Provisions Relating to the Collateral Accounts.
          (a) No Security Interests. The Company shall not at any time until the Note Discharge Date create or permit to subsist any Lien (other than Liens in favor of the Trustee, Collateral Agent or Accounts Bank, for the benefit of the Holders of the Notes, arising under Indenture, the Notes or Collateral Documents) on all or any part of any of the Collateral Accounts or the Accounts Property, or assign, transfer or otherwise dispose of all or any part of its right or title to any of the Collateral Accounts or the Accounts Property other than in accordance with, or as permitted by, the terms of this Indenture, the Notes or Collateral Documents.
          (b) Withdrawals Generally.
               (1) No withdrawals from any of the Collateral Accounts shall be made except as expressly permitted by this Indenture.
               (2) The Accounts Bank will only be required to transfer funds hereunder on a “same day” basis if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Indenture to be delivered to the Accounts Bank relating thereto, not later than 11:00 a.m. New York City time at least three (3) Business Days prior to the Business Day of such transfer and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken prior to 11:00 a.m. New York City time on the next Business Day succeeding the date of receipt by the Accounts Bank of all such documentation.
               (3) If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Indenture is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.
               (4) All amounts withdrawn from any of the Collateral Accounts by the Accounts Bank for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability and for no other purpose.
               (5) Notwithstanding any other provision of this Indenture, the Notes or Collateral Documents, without the express prior written consent of the Collateral Agent, no amount may be transferred or withdrawn from a Collateral Account if a Default or Event of Default would occur as a result of such transfer or withdrawal.
               (6) On the date of each transfer or withdrawal by the Accounts Bank from a Collateral Account at the direction or request of the Company, the Company shall be deemed to represent and warrant that no Default or Event of Default has occurred and is continuing or would occur as a result of such transfer or withdrawal, unless the Collateral Agent has previously consented in writing to such transfer or withdrawal, notwithstanding that a Default or a Event of Default has occurred and is continuing or would occur as a result of such transfer or withdrawal.
          (b) No Overdraft. None of the Collateral Accounts shall go into overdraft, and the Accounts Bank shall not comply with any request or direction to the extent that it would cause the Collateral Accounts to do so.
          (c) Company Acknowledgments.
               (1) The Company acknowledges that neither any insufficiency of funds in the Collateral Accounts (or any of them), nor any inability to apply any funds in the Collateral Accounts (or any of them) against any or all amounts owing under this Indenture, the Notes or Collateral Documents shall at any time limit, reduce or otherwise affect the Note Obligations under this Indenture, the Notes or Collateral Documents.
               (2) Each party to this Indenture acknowledges that none of the Accounts Bank, the Collateral Agent nor any Holder of Notes shall incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to a Collateral Account to make a payment in full that would otherwise have been made pursuant to the terms of this Indenture, except (in the case of the Accounts Bank and the Collateral Agent) to the extent that the loss arises directly from, as the case may be, the Accounts Bank’s or the Collateral Agent’s negligence or willful misconduct.
          (d) Further Assurances.
               (1) The Company shall, at any time and from time to time at the first demand of the Accounts Bank or the Collateral Agent and at the sole expense of the Company, promptly and duly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or required under applicable Law or that the Accounts Bank or the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereunder or to enable each of the Accounts Bank and the

Collateral Agent, on behalf of the Holders of the Notes, to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral.
               (2) Without limiting the generality of the foregoing, the Company will promptly, with respect to the Account Collateral:
                    (A) execute or authenticate and file such UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Accounts Bank, the Collateral Agent or the Trustee may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereunder;
                    (B) with the exception of those actions that, pursuant to applicable Law, can only be taken by the Collateral Agent or the Accounts Bank, take all action necessary to ensure that the Collateral Agent, for the benefit of the Holders of the Notes, has control of the Account Collateral as provided in Sections 8-106, 9-104, 9-106 and any other applicable Section of the UCC;
                    (C) with the exception of those actions that, pursuant to applicable Law, can only be taken by the Collateral Agent or the Accounts Bank, take all action necessary to ensure that the Collateral Agent, for the benefit of the Holders of the Notes has a first-priority perfected security interest in all Account Collateral described in Section 11.01(e) under the laws of the jurisdiction in which the Company is located (within the meaning of Section 9-307 of the UCC); and
                    (D) deliver to the Collateral Agent evidence that all other action that the Accounts Bank, the Trustee or the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest created by the Company under this Indenture has been taken.
               (3) No provision in the foregoing subsection (d)(2) of this Section 11.06 shall be deemed to limit the provisions in subsection (d)(1) of this Section 11.06.
               (4) The Company hereby authorizes the Trustee and the Collateral Agent to file one or more UCC financing or continuation statements, and amendments thereto, relating to all or any part of the Account Collateral without the signature of the Company where permitted by applicable Law.
     Section 11.07 Interest and Investments.
          (a) Investments. Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Collateral Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the Company, solely in such Cash Equivalents as an Officer of the Company shall direct in writing (which may be in the form of a standing instruction) (“Permitted Cash Investments”). The Company shall select investments having such maturities as shall cause the Collateral Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Collateral Accounts on such day in accordance with this Indenture, the Notes or Collateral Documents. Upon delivery by the Collateral Agent to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Collateral Agent, any amounts held by the Accounts Bank in the Collateral Accounts shall be invested by the Accounts Bank from time to time, solely in such Permitted Cash Investments as the Collateral Agent or the Trustee, in its sole discretion, may direct; provided, however, that if the Company fails to so direct the Accounts Bank, or if a Notice of Suspension is delivered to the Accounts Bank and the Trustee or the Collateral Agent fails to so direct the Accounts Bank by 11:00 a.m. New York City time on the date on which the term of any Permitted Cash Investments terminate, amounts in respect of such terminating Permitted Cash Investments shall be reinvested in money market funds which are Permitted Cash Investments as selected by the Company in advance (which may be in the form of a standing instruction); provided, further, that the Accounts Bank’s obligation to invest such amounts is conditioned upon receipt by the Accounts Bank of a valid United States Department of the Treasury Internal Revenue Service tax Form W-9 in accordance with subsection (c) of this Section 11.07. Neither the Collateral Agent, the Accounts Bank nor the Trustee shall be liable for any loss resulting from any Permitted Cash Investments (or any investment or reinvestment therein or liquidation or redemption thereof) from a Collateral Account or the sale or redemption thereof except to the extent that such loss results solely from the negligence or willful misconduct of the Collateral Agent, the Accounts Bank or the Trustee, as the case may be, it being understood and agreed that in no event shall any of the Trustee, the Accounts Bank or the Collateral Agent, as the case may be, be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from the Company, the Collateral Agent, or the Trustee or failure to receive written direction as required hereunder, or in accordance with subsection (b) of this Section 11.07.
          (b) Sale and Liquidation. In the event that the cash balance in a Collateral Account is as of any day insufficient to cover the transfers to be made from such Collateral Account on such day, the Collateral Agent may direct the Accounts Bank, without instructions from the Company, to sell or liquidate the Permitted Cash Investments standing to the credit of such Collateral Account (without regard to maturity date) in such manner as the Collateral Agent may direct in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Collateral Account. Neither the Accounts Bank, the Collateral Agent nor any Holder of Notes shall be liable to any Person for any loss suffered because of any such sale or liquidation.
          (c) Interest and Investment Income.
               (1) All interest and other investment income earned from Permitted Cash Investments in a Collateral Account shall remain in such Collateral

Account until transferred from such Collateral Account in accordance with the terms of this Indenture.
               (2) It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Collateral Accounts for all Tax purposes shall be attributed to and be income of the Company. The Company shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder. The Company shall prepare and file all Tax information required with respect to the Collateral Accounts. The Company agrees to indemnify and hold each Holder of Notes harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Collateral Accounts and payments in respect thereof. Such indemnities shall survive the termination or discharge of this Indenture or resignation of the Accounts Bank. None of the Collateral Agent, the Accounts Bank or any Holder of Notes shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes. From time to time, and as reasonably requested by the Accounts Bank, the Company shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax Form W-9 or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Collateral Accounts. The Accounts Bank shall be entitled to rely on an opinion of legal counsel (which may be counsel to the Company) in connection with the reporting of any earnings with respect hereto.
          (d) Accounts Bank Information.
               (1) The Accounts Bank will:
                    (A) within ten (10) Business Days after the end of the month in which the first deposit is made into a Collateral Account and within ten (10) Business Days after the end of each month thereafter, provide the Company and the Collateral Agent a report with respect to the Collateral Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Collateral Accounts during such month, including the date on which made, and the balances of and any investments in each of the Collateral Accounts at the end of such month, including information regarding categories, amounts, maturities and issuers of Cash Equivalents; and,
                    (B) within ten (10) Business Days after receipt of any written request by the Company, the Collateral Agent or any Holder of Notes, provide to the Company, the Collateral Agent or such Holder of Notes, as the case may be, such other information as the Company, the Collateral Agent or such Holder of Notes may reasonably specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Collateral Accounts. Notwithstanding the foregoing, the Accounts Bank will provide the Company, the Collateral Agent and the Holders of the Notes such additional information regarding the Collateral Accounts and the balances and Cash Equivalents therein as any of them may reasonably request from time to time.

               (2) The Accounts Bank will maintain all of the Collateral Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Indenture.
               (3) If any Permitted Cash Investment ceases to be a Permitted Cash Investment, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Collateral Agent and the Company in writing of such cessation and, upon the written direction of the Company or the Collateral Agent, as the case may be, will cause the relevant investment to be replaced by a Permitted Cash Investment or by cash; provided that this Section 11.07(d)(3) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless:
                    (A) directed to do so under subsection (b) of this Section 11.07; or
                    (B) the maturity date of the relevant investment exceeds the maturity date that would enable it to continue to qualify as a Permitted Cash Investment.
     Section 11.08 Default and Enforcement.
          (a) Notice of Suspension of Collateral Accounts.
               (1) The Collateral Agent may, but shall not be required to, suspend the right of the Accounts Bank and the Company to withdraw or otherwise deal with any funds deposited in or credited to the Collateral Accounts at any time during the occurrence and continuance of a Event of Default by delivering a notice to the Accounts Bank (with a copy to the Company) (a “Notice of Suspension”).
               (2) Notwithstanding any other provision of this Indenture, the Notes or Collateral Documents, after the issuance by the Collateral Agent of a Notice of Suspension in accordance with subsection (a)(1) of this Section 11.08, and until such time as the Collateral Agent advises the Accounts Bank and the Company that it has withdrawn such Notice of Suspension, no amount may be withdrawn by the Accounts Bank from a Collateral Account, including for investment in Cash Equivalents, without the express prior written consent of the Collateral Agent.
               (3) For the avoidance of doubt, the withdrawal of a Notice of Suspension by the Collateral Agent shall not affect any other Notice of Suspension that it may have issued.
          (b) Collateral Agent Appointed Attorney-in-Fact. The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority, if a Notice of Suspension has been delivered to the Accounts Bank and until such Notice of Suspension has been withdrawn, to take any action and to execute any and all documents and instruments in the place and stead of the Company and in the name of the Company or otherwise, that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Indenture in a commercially reasonable manner (to the extent required by the UCC), without notice to the Company, including:
               (1) if a Event of Default has occurred and is continuing, to exercise the rights and remedies set forth in this Indenture, the Notes or Collateral Documents;
               (2) to take any action that the Collateral Agent may, in its discretion and at the Company’s expense, deem necessary or appropriate (A) to perfect, maintain and enforce any security interest or other Lien created in favor of the Collateral Agent, for the benefit of the Holders of the Notes, (B) to create, perfect, maintain and enforce any security interest or other Lien granted or purported to be granted hereby or (C) to otherwise accomplish the purposes of this Indenture;
               (3) to receive, endorse and collect all funds or other property in which the Company has an interest and that would constitute Account Collateral under the terms of this Indenture, in each case representing any proceeds, dividends, interest payments or other distributions constituting Account Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed necessary or appropriate by the Collateral Agent for the purpose of collecting any and all of such proceeds, dividends, payments or other distributions;
               (4) to pay or discharge Taxes and Liens levied or placed on the Account Collateral;
               (5) (A) to direct any party liable for any payment under or with respect to any of the Account Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Collateral Agent or as the Collateral Agent may direct, (B) to ask or make, demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Account Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Account Collateral or any part thereof and to enforce any other right in respect of any of the Account Collateral, (D) to defend any suit, action or proceeding brought against the Company with respect to any of the Account Collateral and (E) to settle, compromise or adjust any suit, action or proceeding described in this subsection (b)(5)(C) and (D) and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

               (6) to execute, in connection with any sale, lease, license or other disposition permitted to be made by the Collateral Agent hereunder, any endorsements, assignments, transfer statements or other instruments of conveyance or transfer with respect to the Account Collateral, and to file or register the same if required by applicable Law; and
               (7) to communicate in its own name with any party to any agreement or instrument included in the Account Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument.
          (c) Enforcement.
               (1) Notwithstanding any other provision of this Indenture, the Notes or Collateral Documents, the Collateral Agent or its designee may, on behalf of the Holders of the Notes, at any time during the occurrence and continuance of a Event of Default, and following delivery of a Notice of Suspension that has not been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this subsection (c)(1)) take enforcement action with respect to the Collateral Accounts and the Accounts Property, as provided in the Security Agreement. Without limitation and in addition to any and all rights with respect to the Collateral Accounts and the Accounts Property under this Indenture, the Notes or Collateral Documents:
                    (A) personally, or by attorneys, taking possession of the Collateral Accounts and the Accounts Property or any part thereof, from the Accounts Bank, the Company or any other Person that then has possession of any part thereof with or without notice or process of law;
                    (B) instructing any obligor, guarantor or counterparty to any agreement, instrument or other obligation in respect of or relating to the Company or the Collateral Accounts and the Accounts Property to make any payment required by the terms of such agreement, instrument or obligation directly to the Collateral Agent or the Trustee, for the benefit of the Holders of the Notes;
                    (C) taking possession of the Collateral Accounts and the Accounts Property or any part thereof by directing the Accounts Bank or the Company, as the case may be, to deliver the same to the Collateral Agent, for the benefit of the Holders of the Notes, at any place or places designated by the Collateral Agent, it being understood that the Accounts Bank’s and the Company’s obligations to so deliver the Collateral Accounts and the Accounts Property is of the essence of this Indenture and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent, for the benefit of the Holders of the Notes, shall be entitled to a decree requiring specific performance by the Accounts Bank or Company, as the case may be, of such obligations;
                    (D) foreclosing on the Account Collateral as herein provided or in any manner permitted by applicable Law (including through any permitted non-judicial foreclosure) either concurrently or in such order as the Collateral Agent may determine without affecting the rights or remedies to which the Collateral Agent, for the benefit of the Holders of the Notes, may be entitled under this Indenture, the Notes or Collateral Documents. The Company hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, licensing, conveyance, assignment, transfer, liquidation, or other disposition of or realization upon any or all of the Account Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any right to any such notice which the Company would otherwise have under applicable Law;
                    (E) withdrawing any and all cash and liquidating any and all Cash Equivalents in the Collateral Accounts and applying such cash, the liquidation proceeds of Cash Equivalents and other cash, if any, then held in a Collateral Account or as Accounts Property in accordance with the provisions of this Indenture, the Notes or Collateral Documents; and
                    (F) selling, assigning or otherwise liquidating the Collateral Accounts or the Accounts Property, or any part thereof, at a public or private sale, for cash, upon credit or for future delivery, and at such prices as the Collateral Agent may deem satisfactory, and taking possession of the proceeds of any such sale or liquidation.
               (2) Notwithstanding anything to the contrary in this Indenture, the Notes or Collateral Documents, the Company and the Accounts Bank acknowledge that if a Event of Default has occurred and is continuing, and following delivery of a Notice of Suspension that has not been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this subsection (c)(2)), the Collateral Agent, on behalf of the Holders of the Notes, is entitled to apply amounts deposited in or credited to a Collateral Account as contemplated in subsection (d) of this Section 11.08.
               (3) The Accounts Bank shall promptly comply with any instruction given by the Collateral Agent as contemplated by Section 11.01(a) (without reference to any inconsistent request or instruction from the Borrower or otherwise).
               (4) The Collateral Agent may, during the continuance of a Event of Default, and at any time following the delivery of a Notice of Suspension and until such notice has been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this subsection (c)(4)), exercise its rights under subsection (c) of this Section 11.08 as frequently, and as many times, as it considers appropriate.
          (d) Application of Proceeds. Upon the occurrence and during the continuation of a Event of Default, the proceeds of any sale of, or other realization upon,

all or any part of the Account Collateral shall be applied in accordance with Section 3.02. The Company shall remain liable for any deficiency in accordance with this Indenture, the Notes or Collateral Documents to which it is a party.
          (e) Collateral Agent’s Discretionary Powers. Nothing in this Indenture shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is consistent with any express written direction of the Trustee or with the express provisions of this Indenture. The Collateral Agent shall have the right at any time to seek instructions from the Trustee concerning the administration of this Indenture, and to request, and receive, direction from the Trustee regarding the enforcement actions set forth in subsection (c) of this Section 11.08.
     Section 11.09 The Accounts Bank.
          (a) Duties of the Accounts Bank as Securities Intermediary.
               (1) The Accounts Bank, acting as a securities intermediary, will have the obligations of a securities intermediary under Article 8 of the UCC, acting as a bank with respect to the Collateral Accounts, will have the obligations of a bank under Article 9 of the UCC and, to the extent that the Collateral Agent, for the benefit of the Holders of the Notes, is the customer with respect to any deposit account maintained by the Accounts Bank, Article 4 of the UCC (provided that, in the event of any conflict between the obligations set forth in Article 9 of the UCC and the obligations set forth in Article 4 of the UCC, Article 9 of the UCC shall prevail). The Accounts Bank will also have those duties and responsibilities expressly set forth in this Indenture or as may be imposed by Law, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Indenture or imposed on the Accounts Bank. The Accounts Bank will act at the written direction of the Collateral Agent, the Trustee and, as expressly provided in this Indenture, the Company, but will not be required to take any action that is contrary to this Indenture or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity against such expense or liability. The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder. The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Collateral Accounts as the Accounts Bank uses in respect of property held for its own sole benefit. The provisions of this Section 11.09 are solely for the benefit of the Accounts Bank, the Collateral Agent and the Holders of the Notes.
               (2) In performing its functions and duties under this Indenture, the Accounts Bank will act solely as the depository of the Collateral Agent, for the benefit of the Holders of the Notes, and as securities intermediary or as a bank, as the case may be, with respect to the Collateral Accounts for the benefit of the Collateral Agent, for the benefit of the Holders of the Notes. The Accounts Bank does not assume and will not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any Person other than the Collateral Agent. None of the Holders of the Notes or the Company will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank’s gross negligence or willful misconduct. Except as otherwise expressly provided in this Indenture, the Company will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, financial assets or other assets in the Collateral Accounts or to withdraw or transfer any funds, instruments, securities, financial assets or other assets from the Collateral Accounts. Except as otherwise expressly provided in this Indenture, the Collateral Agent, on behalf of the Holders of the Notes, will have the sole right to issue directions and instructions to the Accounts Bank, acting as securities intermediary or bank, as the case may be, in accordance with this Indenture, and to issue entitlement orders with respect to the Collateral Accounts. It is expressly understood and agreed that any investment made with funds held in the Collateral Accounts may be made only in accordance with the express provisions of Section 11.07(a) and, when an investment is so made, it is expressly understood and agreed that such investment was made with the permission of the Collateral Agent in the exercise of its exclusive possession of, and dominion and control over, the Collateral Accounts, which it maintains through the Accounts Bank. The Accounts Bank shall not in any way whatsoever be liable for any loss or depreciation in the value of the investments made pursuant to the terms of this Indenture.
          (b) Exculpatory Provisions.
               (1) The Accounts Bank shall have no duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Accounts Bank shall not:
                    (A) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
                    (B) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Accounts Bank is required to exercise as directed in writing by the Collateral Agent or the Trustee; provided that the Accounts Bank shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Accounts Bank to liability or that is contrary to this Indenture, the Notes or Collateral Documents or applicable Law; or
                    (C) except as expressly set forth herein, have any duty to disclose, nor shall the Accounts Bank be liable for any failure to disclose, any information relating to the Company or any MIG Affiliates that is communicated to or obtained by the Accounts Bank or any of its Affiliates in any capacity.
               (2) The Accounts Bank shall not be liable for any action taken or not taken by it (A) with the prior written consent or at the request of the Collateral Agent or the Trustee, (B) as may be necessary, or as the Accounts Bank may believe in good faith to be necessary, under the circumstances as provided in Section 11.01(a) or (C) in the absence of its own gross negligence or willful misconduct.
               (3) The Accounts Bank shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Indenture, the Notes or Collateral Documents, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Indenture, the Notes or Collateral Documents or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Collateral Document, or (E) the satisfaction of any condition set forth in this Indenture herein or therein, other than to confirm receipt of items expressly required to be delivered to the Accounts Bank.
          (c) Reliance by Accounts Bank. The Accounts Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Accounts Bank also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Accounts Bank may consult with legal counsel (other than counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          (d) Written Instructions; Notices.
               (1) Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by the Company with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Indenture or with respect to any other obligations to be performed by the Accounts Bank under this Indenture: (A) must be in writing and signed by an Officer of the Company, (B) in referencing any of the Collateral Accounts, must refer to the specific Collateral Account name and number, and (C) shall constitute a representation by the Company that all conditions set forth in this Indenture for such transfer, withdrawal, deposit, investment or payment have been satisfied, whether or not those conditions are explicitly stated to be so satisfied. Notwithstanding anything contained in this Indenture, the Notes or Collateral Documents to the contrary, the Accounts Bank may rely and shall be protected in acting or refraining from acting upon any instruction, direction, notice, certificate, request or requisition of the Trustee or the Collateral Agent.

               (2) The Accounts Bank shall not be charged with knowledge of any Notice of Suspension, Default or Event of Default unless the Accounts Bank has received such Notice of Suspension or other written notice of such Default or Event of Default from the Collateral Agent, the Trustee or an Officer of the Company.
               (3) Notwithstanding anything in this Indenture, the Notes or Collateral Documents to the contrary, the Accounts Bank shall have no obligation to (A) make any payment, transfer or withdrawal from any Collateral Account until it has received written direction to make such payment, transfer or withdrawal from the Collateral Agent or the Company or (B) determine whether any payment, transfer or withdrawal from a Collateral Account made in accordance with any written direction from the Collateral Agent or the Company complies with the terms of this Indenture. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by the Company, the Collateral Agent, the Trustee or any other recipient of amounts withdrawn or transferred from any Collateral Account.
               (4) Except as otherwise provided in this Indenture, the Accounts Bank shall take action under this Indenture only as it shall be directed in writing by the Collateral Agent or the Trustee. In each case that the Accounts Bank may be or is required under this Indenture, the Notes or Collateral Documents to take any action (an “Accounts Bank Action”), including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies or otherwise to act under this Indenture, the Notes or Collateral Documents, the Accounts Bank may seek direction from the Collateral Agent or the Trustee and shall be entitled to refrain from such Accounts Bank Action unless and until it has received such direction and shall not incur any liability to any Person by reason of so refraining.
          (e) Resignation or Removal of Accounts Bank.
               (1) The Accounts Bank may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) days’ prior notice to the Company and the Collateral Agent. The Accounts Bank may be removed at any time by the Collateral Agent, on behalf of the Holders of the Notes. Such resignation or removal shall take effect upon the appointment of a successor Accounts Bank, in accordance with this subsection (e).
               (2) Upon the notice of resignation by the Accounts Bank or upon the removal of the Accounts Bank by the Collateral Agent, on behalf of the Holders of the Notes, the Collateral Agent, for the benefit of the Holders of the Notes, shall appoint a successor Accounts Bank hereunder who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars $250,000,000.
               (3) If no successor Accounts Bank has been appointed by the Collateral Agent, on behalf of the Holders of the Notes, within thirty (30) days after the date such notice of resignation was given by the Accounts Bank or the Collateral Agent, on behalf of the Holders of the Notes, elected to remove the Accounts Bank, any Holder of Notes may petition any court of competent jurisdiction for the appointment of a successor Accounts Bank. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Accounts Bank who shall serve as Accounts Bank hereunder until such time, if any, as the Collateral Agent, on behalf of the Holders of the Notes, appoints a successor Accounts Bank, as provided above.
               (4) Upon the acceptance of a successor’s appointment as Accounts Bank hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Accounts Bank, and the retiring (or removed) Accounts Bank shall be discharged from all of its duties and obligations hereunder. After the retirement or removal of the Accounts Bank hereunder, the provisions of this Section 11.09 shall continue in effect for the benefit of the retiring (or removed) Accounts Bank in respect of any actions taken or omitted to be taken by it while the retiring or removed Accounts Bank was acting as Accounts Bank.
               (5) The retiring or removed Accounts Bank will promptly transfer all of the Collateral Accounts and the Accounts Property to the possession or control of the successor Accounts Bank and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank with respect to the Collateral Accounts and the Accounts Property to the successor Accounts Bank.
          (f) No Amendment to Duties of Accounts Bank Without Consent. The Accounts Bank shall not be bound by any waiver, amendment, supplement or modification of this Indenture that affects its rights or duties hereunder or thereunder unless the Accounts Bank shall have given its prior written consent, in its capacity as Accounts Bank, thereto.
          (g) Compensation of the Accounts Bank. The Company shall compensate the Accounts Bank for its services as Accounts Bank, as the Company and Accounts Bank shall have agreed in writing.
          (h) Assignment of Duties of the Accounts Bank. The Accounts Bank may not assign or delegate any of its rights or obligations under this Indenture, except in accordance with Section 11.09(e).
     Section 11.10 Representations and Warranties.
          (a) Representations and Warranties. The Company represents and warrants as of the date of this Indenture:
               (1) it is the legal and beneficial owner of the Account Collateral free and clear of any Lien, claim, encumbrance, option or right of others, except for the security interest and other rights created under or provided for in this Indenture, the Notes or Collateral Documents and has the power and authority to pledge the Account Collateral pledged by it hereunder. It has not authorized the filing of any effective financing statement or other instrument similar in effect covering all or any part of the Account Collateral, except as filed in favor of the Collateral Agent, for the benefit of the Holders of the Notes, pursuant to this Indenture, the Notes or Collateral Documents. To the best of its knowledge, no effective financing statement or other instrument similar in effect covering all or any part of the Account Collateral or listing the Company or any trade name of the Company as debtor is on file in the applicable New York recording office, except such as may have been filed in favor of the Collateral Agent, on for the benefit of the Holders of the Notes, relating to this Indenture, the Notes or Collateral Documents, and it has not entered into, and shall not enter into, any security control agreement or other agreement similar in effect, in each case covering all or any part of the Account Collateral, except such as may have been entered into in favor of the Collateral Agent, for the benefit of the Holders of the Notes, relating to this Indenture, the Notes or Collateral Documents;
               (2) all filings, registrations, notifications and recordings, if any, necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Company to the Collateral Agent, for the benefit of the Holders of the Notes, hereby in respect of the Collateral Accounts and the Accounts Property will have been made, and the security interest granted to the Collateral Agent, for the benefit of the Holders of the Notes, pursuant to this Indenture in and to the Collateral Accounts and the Accounts Property will constitute a valid and enforceable security interest therein that, to the extent such security interest may be perfected under the UCC, will be perfected and that will be subject to no prior security interest that can be perfected under the UCC;
               (3) until the Note Discharge Date, the Company will not execute or authorize to be filed in any public office any UCC financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral Accounts or the Accounts Property, except for the filings or registrations made or to be made in respect of and covering the security interests granted hereby or pursuant to any other Collateral Document;
               (4) except for the filings, registrations, notifications and recordings referred to subsection (a)(2) of this Section 11.10, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (A) the grant by the Company of the pledge and security interest granted hereunder or for the execution, delivery or performance of this Indenture by the Company, (B) the perfection or maintenance of the pledge and security interest created hereunder (including the first priority nature of such pledge or security interest), or (C) the exercise by the Collateral Agent, on behalf of the Holders of the Notes, and the Accounts Bank of their respective rights provided for in this Indenture or, including the remedies in respect of the Account Collateral pursuant to this Indenture;
               (5) except for the rights of the Collateral Agent, for the benefit of the Holders of the Notes, granted hereunder or pursuant hereto, it does not know of and has not received written notice of any right or claim to or interest in (including any adverse claim) any Account Collateral by any Person other than the Company; and

               (6) its exact legal name is MIG LLC. It is duly organized and validly existing as a limited liability company under the laws of the State of Delaware; and its chief executive office is located at the address provided for the Company in Section 12.02.
Section 11.11 Miscellaneous.
          (a) Patriot Act Notice. The Accounts Bank hereby notifies the Company that pursuant to the requirements of United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001 (the “Patriot Act”), and the rules and regulations promulgated thereunder from time to time in effect, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Accounts Bank to identify the Company in accordance with the Patriot Act.
          (b) Survival. Notwithstanding anything in this Indenture to the contrary, Section 11.10 shall survive any termination of this Indenture.
          (c) Unless otherwise defined herein or unless the context otherwise requires, terms used in this Article 11 shall have the meanings provided in the UCC.
ARTICLE 12
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties shall control. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA Section 314(b) or 314(d) if it determines, in good faith based on an Opinion of Counsel (which opinion may be a reasoned opinion and which opinion shall also be delivered to the Trustee), that under the terms of TIA Section 314(b) or Section 314(d), as applicable, or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(b) or Section 314(d) is inapplicable.

     Section 12.02 Notices.
          (a) Any notices or other communications required or permitted hereunder or under any Collateral Document shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by email or other electronic format (including in portable document format (.pdf)), by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
          if sent other than by registered or certified mail to the Company:
               [[INSERT]]
          if sent by registered or certified mail to the Company:
               [[INSERT]]
          if to the Trustee:
               [[INSERT]]
          if to the Collateral Agent:
               [[INSERT]]
          (b) Each of the Company, the Collateral Agent or the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Collateral Agent or the Trustee shall be deemed to have been given or made (whether or not the addressee receives it) as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed, emailed or sent in other electronic form; one (1) Business Day after mailing if sent by overnight courier guaranteeing next day delivery; and five (5) calendar days after mailing if sent by registered or certified first class mail, postage prepaid and return receipt requested, in each case to the address shown above or designated as specified above (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
          (c) Any notice or communication mailed to a Holder shall be mailed to such Holder by registered or certified first class mail, postage prepaid and return receipt requested, or by overnight air courier guaranteeing next day delivery at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed (whether or not the addressee receives it). Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.
          (d) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (e) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          (f) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          (g) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depository for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
     Section 12.03 Communications by Holders with Other Holders.
          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Document or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Document or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:
          (a) an Officers’ Certificate (which shall include the statements set forth in Section 10.05), in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company provided for in this Indenture, any Collateral Document or the Notes relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company provided for in this Indenture, any Collateral Document and the Notes relating to the proposed action have been complied with.

     Section 12.05 Statements Required in Certificate or Opinion.
          (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Document, other than the Officer’s Certificate required by Section 4.06, shall include:
               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
          (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          (c) Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an officer or officers of the Company (including an Officer’s Certificate) stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 12.06 Rules by Trustee, Paying Agent, Registrar.
          The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
     Section 12.07 Legal Holidays.
          A “Legal Holiday” used with respect to a particular place of payment means a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. For purposes of Section 11.06(b) only, “Legal Holiday” shall include any day on which banking institutions in the Republic of Georgia are not required to be open.
     Section 12.08 Governing Law.
          THIS INDENTURE, THE NOTES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN N.Y. GEN. OBL. LAW § 5-1401). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
     Section 12.09 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.10 No Recourse Against Others.
          No Affiliate, director, manager, officer, employee, incorporator, member or holder of any Equity Interests in the Company or the Trustee or any direct or indirect parent of the Company or the Trustee, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or the Collateral Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.
     Section 12.11 Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.
     Section 12.12 Duplicate Originals.
          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     Section 12.13 Severability.
          In case any one or more of the provisions in this Indenture, the Notes or the other Indenture Documents shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 12.14 Waiver of Jury Trial.
          EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE COLLATERAL DOCUMENTS, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
     Section 12.15 Immunity.
          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Indenture, the Notes or Collateral Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

     Section 12.16 Waiver of Litigation Payments.
          To the extent that the Company may, in any action, suit or proceeding arising out of or in connection with this Indenture, the Notes or Collateral Documents to which it is a party, be entitled to the benefit of any provision of law requiring any lender or any agent in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MIG LLC
By:
Name:
Title:

The Bank of New York, N.A., as Trustee, Collateral Agent, Paying Agent, Registrar, and Accounts Bank
By:
Name:
Title:

[[Operating Accounts Bank]], as Operating Accounts Bank
By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
MIG LLC
Senior Secured Cash/PIK Notes Due 2016
CUSIP No.:
No.               $
          MIG LLC, a Delaware limited liability company (the “Company”, which term includes any successor corporation), for value received promises to pay to [[Cede & Co.]] or registered assigns, the principal sum of [[$—]] Dollars, on [[IssueDay]], 2016.
          Interest Payment Dates: [[IssueDay+6 months]] and [[IssueDay]], commencing [[IssueDay+6 months]], 2011.
          Record Dates: [[IssueMonth+6 months]] 1 and [[IssueMonth]] 1.
          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:	MIG LLC
By:
Name:
Title:

          This is one of the Senior Secured Cash/PIK Notes Due 2016, described in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK, N.A. as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)
MIG LLC
Senior Secured Cash/PIK Notes Due 2016
1. Cash Interest.
     MIG LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate of nine percent (9%) in cash (“Cash Interest”).
     The Company shall pay interest on overdue principal from time to time in cash on demand at the rate borne by the Notes plus two percent (2%) and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
     The Company may elect not to pay the entire installment of Cash Interest due on any Interest Payment Date in cash, but instead may issue new notes having identical terms to this Note (except for the Issue Date) (“Additional PIK Notes”), in an amount no greater than three percent (3%) interest on the principal amount of this Note, accruing in the same manner as set forth in paragraph 1; but only if, (A) Additional PIK Notes were not issued on each of the last two preceding Interest Payment Dates; and (B) Additional PIK Notes were not issued on any three preceding Interest Payment Dates.
2. PIK Interest.
     The Company promises to pay on the principal amount of this Note by issuing new notes having identical terms to this Note (except for the Issue Date) (“PIK Interest”), at the following rate of interest on the principal amount of this Note (the “PIK Interest Rate”):

Date Range	Percentage
Issue Date through [[IssueDay]], 2013	6.5%
[[IssueDay]], 2013 through [[IssueDay]], 2014	8.5%
[[IssueDay]], 2014 through [[IssueDay]], 2016	11.0%
     Upon the issuance of any Additional PIK Notes as defined above, and until such Additional PIK Notes (and any PIK Notes issued in payment of PIK Interest on such Additional PIK Notes) are redeemed in full, the PIK Interest Rate shall be increased by the above stated Percentage plus two percent (2%).
3. Accrual of Interest
     The Company will pay Cash Interest and PIK Interest semi-annually on [[IssueDay+6 months]] and [[IssueDay]] of each year (an “Interest Payment Date”),

commencing [[IssueDay+6 months]], 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
4. Method of Payment.
     The Company shall pay principal and Cash Interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts, except as set forth in the following paragraphs. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.
5. Indenture.
     The Company issued the Notes under an Indenture, dated as of [[IssueDay]], 2010 (the “Indenture”), between the Company and The Bank of New York, N.A. (the “Trustee”).
     Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are governed by all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. Any conflict between the Notes and the Indenture will be governed by the Indenture. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
6.	Paying Agent and Registrar.
     The Trustee (or any successor) will act as Paying Agent and Registrar.
7. Redemption.
     a. Optional Redemption.
          The Company will be entitled, at its option, at any time and from time to time, to redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ notice at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.
     b. Mandatory Redemption
          On each Interest Payment Date, the Company will be obligated to redeem Notes in an amount equal to all Collateral Monies in the Note Payments Account (as such terms are defined in the Indenture) as of the applicable redemption date, less (A) interest payable under paragraph 1 on such Interest Payment Date; (B) certain amounts reserved for the payment of the Trustee, Collateral Agent and other administrative agents under the Indenture; (C) a reserve for the Company’s annual operating budget; (D) amounts sufficient to pay Cash Interest due at the next Interest Payment Date; and (E) amounts reserved for certain permitted equity distributions, all as more fully set forth in the Indenture.
8. Denominations; Transfer; Exchange.
     The Notes are in registered form, without coupons, in integral multiples of $1.00. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Notes being redeemed in part.
9. Persons Deemed Owners.
     The registered Holder of a Note shall be treated as the owner of it for all purposes.
10. Unclaimed Funds.
     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.
11. Discharge Prior to Redemption or Maturity.
     If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, sufficient to pay the principal of and interest on the outstanding Notes on the stated date for payment or redemption, as the case may be, and complies with the other provisions of the Indenture relating thereto, the Company will be released and discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding the Company’s obligation to pay the principal of and interest on the Notes).

12. Legal Defeasance and Covenant Defeasance.
     The Company may be discharged from its obligations under the Indenture and the Notes, except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.
13. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, and any existing Default or Event of Default or noncompliance with any provision of such agreements may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Collateral Documents to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights of any Holder of a Note, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide for any addition or release of Note Collateral permitted under the Indenture or the Collateral Documents.
14. Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. Such limitations are subject to a number of important qualifications and exceptions as more fully set forth in the Indenture.
15. Defaults and Remedies.
     If an Event of Default occurs and is continuing with respect to certain events of bankruptcy, the Notes will automatically become due and payable in the manner, at the time and with the effect provided in the Indenture. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.
16. Trustee Dealings with Company.
     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries and their respective Affiliates as if it were not the Trustee.
17. Authentication.
     This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note.
18. Governing Law.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN N.Y. GEN. OBL. LAW § 5-1401). EACH HOLDER, BY ITS ACCEPTANCE OF ITS NOTE, AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
19. Abbreviations and Defined Terms.
     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
20. Security.
     The Company’s obligations under the Notes are secured by Liens on the Note Collateral pursuant to the terms of the Collateral Documents. The actions of the Trustee and the Holders of the Notes in the enforcement of any remedies with respect to the Note Collateral and the application of the proceeds therefrom are limited pursuant to the terms of the Collateral Documents.

21. Noteholder Manager.
     The Indenture provides that certain actions by the Company in respect of the Notes and the Note Collateral be approved by certain managers (“Noteholder Managers”) appointed to its Board of Directors. As of the Issue Date, two Noteholder Managers were appointed and are serving in such capacity as provided in the Plan. The Indenture provides that the Holders of a majority of the face amount of Notes outstanding (that are not held by Disregarded Noteholder) may remove and replace such Noteholder Managers with any manager reasonably acceptable to the Company. The Indenture otherwise provides certain voting procedures for the replacement of a Noteholder Manager should there be a vacancy. Should only one Noteholder Manager be serving at any time, the vote of the remaining Noteholder Manager shall be sufficient and should no Noteholder Managers be serving at any time, any actions requiring their approval under the Indenture may be approved by a vote of a majority of the face amount of Notes outstanding (that are not held by Disregarded Noteholder).
22. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
23. Acceptance.
     Each Holder, by its acceptance of its Note authorizes the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Indenture.
24. WAIVER OF JURY TRIAL.
     EACH HOLDER, BY ITS ACCEPTANCE OF ITS NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE INDENTURE, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
The Trustee will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: [[INSERT]].

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Note to:

(Print or type name, address and zip code, social security or tax ID of assignee)
     and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B
FORM OF LEGEND FOR GLOBAL NOTE
     Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:
          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT C
FORM OF NON-DISCLOSURE AGREEMENT
PERSONAL AND CONFIDENTIAL
______________, 20__
In connection with the Indenture dated as of __________, 2010 (the “Indenture”), among MIG LLC, a Delaware limited liability company (the “Company”), and The Bank of New York, as trustee (in such capacity, the “Trustee”), the Company shall furnish certain confidential and proprietary information (the “Confidential Information”) required under subsection (b) of Section 4.08 of the Indenture (other than information posted under subsection (c) of Section 4.08 of the Indenture) to you (“you”) by delivering such Confidential Information to the Trustee in a form sufficient for the posting of such Confidential Information on a confidential website, as defined in the Indenture (the “Confidential Website”), under the control of the Trustee. As a condition to your being furnished such Confidential Information, you agree, on behalf of yourself and your Representatives (as defined below), to treat any such Confidential Information that is furnished to you on the Confidential Website in accordance with the provisions of this agreement and to take or abstain from taking certain other actions as set forth herein.
The term “Confidential Information” includes, without limitation, all pleadings, notes, analyses, compilations, Excel spread sheets, data, reports, studies, interpretations or other documents furnished to you or your Representatives or prepared by you or your Representatives to the extent such materials reflect or are based upon, in whole or in part, the Confidential Information.
The term “Confidential Information” does not include information that (a) is or becomes available to you on a nonconfidential basis from a source other than the Company or its Representatives; provided that such source is not known by you to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Company that prohibits such disclosure, (b) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this agreement, or (c) has been or is independently developed by you or your Representatives without the use of the Confidential Information or in violation of the terms of this agreement.
For purposes of this agreement, the term “Representatives” shall include you and your attorneys, accountants, financial advisors and other professional representatives.
You hereby agree that the Confidential Information will be kept confidential and used solely for the purpose of exercising and/or enforcing any of your rights, powers and privileges under the Indenture.
You hereby acknowledge that you and your Representatives are aware that the Confidential Information may contain material, non-public information about the Company.

In the event you or any of your Representatives receive a request or are required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Confidential Information, you or Representatives, as the case may be, agree to (a) immediately notify the Company of the existence, terms and circumstances surrounding such request, (b) consult with the Company on the advisability of taking legally available steps to resist or narrow such request, and (c) use reasonable efforts to cooperate with the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, (i) you or your Representatives, as the case may be, may disclose to any tribunal only that portion of the Confidential Information which you or Representatives are advised by counsel is legally required to be disclosed, and you or Representatives shall exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information, and (ii) you or your Representatives shall not be liable for such disclosure, unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by you or your Representatives not permitted by this agreement.
No failure or delay by the Company or any of its Representatives in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, and no modification hereof shall be effective, unless in writing and signed by an officer of the Company or other authorized person on its behalf.
The illegality, invalidity or unenforceability of any provision hereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision.
This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. One or more counterparts of this agreement may be delivered by telecopier or pdf electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.
Confirmed and Agreed to:
[HOLDER]

Date: